UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Stem, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

4 Embarcadero Center, Suite 710, San Francisco, California 94111

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2025

To our Stockholders:

Stem, Inc. (the “Company”) will hold its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, June 4, 2025, beginning at 9:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/STEM2025. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	to elect the two Class I director nominees named in the Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);

(2)

to approve an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan to increase the number of shares available for issuance by 7,500,000 shares and to extend the plan term (“Proposal 2”);

(3)	to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“Proposal 3”);

(4)	to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (“Proposal 4”);

(5)	to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 10:1 to 20:1, inclusive (“Proposal 5”);

(6)

to approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (which is conditioned on approval and implementation of Proposal 5) (“Proposal 6”);

(7)	to approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 7”); and

(8)	to transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors (the “Board”) has fixed April 11, 2025 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. We believe that holding the Annual Meeting online via a live audio webcast expands stockholder access, improves communications, and lowers our costs while reducing the environmental impact of the meeting. Stockholders will be able to listen to the Annual Meeting live online, submit questions and vote their shares virtually.

By Order of the Board,

Saul R. Laureles

Chief Legal Officer and Corporate Secretary

San Francisco, California

    , 2025

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

PROXY OVERVIEW

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 4, 2025

“Thank you for being a Stem stockholder. No matter how large or small your holdings, your vote is important to us. We encourage you to vote in accordance with the Boards’ recommendations.” —Arun Narayanan, CEO

Voting Roadmap

Voting Items	Board’s Voting Recommendation	More Information Beginning on Page
1. Election of two Class I director nominees to serve 3-year terms • Krishna Shivram • Laura D’Andrea Tyson	FOR (each nominee)	7

2. Approval of an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan	FOR	16

3. Non-binding, advisory approval of the compensation of our named executive officers	FOR	28

4. Ratification of Deloitte & Touche as our independent auditor for 2025	FOR	29

5. Approval of a reverse stock split of our common stock	FOR	33

6. Approval of a reduction in the number of authorized shares of our common stock	FOR	39

7. Approval of an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies	FOR	41

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to Be Held on June 4, 2025. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization, and environment, social, and governance initiatives. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that could cause our actual results or outcomes to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties, and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events, or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. Trademarks of Stem, Inc. include Stem, Athena® a registered-trademark, and Athena’s trademarked applications include “Analyzer™,” “Supervisor™,” “Explorer™,” and “PowerBidder™.” Other names and brands may be claimed as the property of others.

Company References. Unless the context otherwise requires, references in the Proxy Statement to “Stem,” “we,” “us,” “our,” or the “Company” refer to Stem, Inc. and its consolidated subsidiaries. The Company was originally known as Star Peak Energy Transition Corp. (“STPK”). On April 28, 2021, we merged with an affiliate of STPK (the “Merger”).

4 Embarcadero Center, Suite 710, San Francisco, California 94111

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), to be held virtually on June 4, 2025 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are expected to be first made available to our stockholders on or about      , 2025.

Why Did I Receive a Notice of Internet Availability?

Pursuant to SEC rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials, and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications, and lowers our costs, while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 11, 2025 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date,      shares of our common stock were issued and outstanding.

What Is the Difference between Holding Shares of Common Stock as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If your shares of common stock are held by a broker, fiduciary, or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary, or custodian.

How Can I Participate in the Virtual Annual Meeting?

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on April 11, 2025, the Record Date, may attend and participate in the virtual Annual Meeting, including to vote and ask questions. Because the Annual Meeting is solely virtual, you will not be able to attend the Annual Meeting physically in person.

If you are the beneficial owner of shares held of record (i.e. in “street name”) by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee. If your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

If you are the stockholder of record, you may vote and ask questions at the meeting by logging on to the meeting website at www.virtualshareholdermeeting.com/STEM2025, enter the control number found on your proxy card or Notice, and follow the instructions on the website.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then. We encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	to elect the two Class I director nominees named in the Proxy Statement to serve until the 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”);

(2)

to approve an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan to increase the number of shares available for issuance by 7,500,000 shares and to extend the plan term (“Proposal 2”);

(3)	to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“Proposal 3”);

(4)	to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 (“Proposal 4”);

(5)	to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 10:1 to 20:1, inclusive (“Proposal 5”);

(6)

to approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (which is conditioned on approval and implementation of Proposal 5) (“Proposal 6”);

(7)	to approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies (“Proposal 7”); and

(8)	to transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 through 7.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet at www.proxyvote.com or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone at 1-800-690-6903. Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank, or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. You may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary, or custodian how to vote your shares, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary, or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary, or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	you may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	you may submit new proxy instructions via telephone or the Internet;

(3)	you may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	you may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary, or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary, or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by a representative of Mediant, who has been appointed as the independent Inspector of Elections for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” their election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the proposal and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Approval of an Amendment and Restatement of the Stem, Inc. 2024 Equity Incentive Plan

The affirmative vote of at least a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the approval of an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 3: Non-binding, Advisory Approval of Named Executive Officer Compensation

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the non-binding, advisory approval of named executive officer compensation. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 4: Ratification of Independent Auditor Selection

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Proposal 5: Approval of a Reverse Stock Split

The affirmative vote of a majority of the votes cast is required for the approval of the reverse stock split. Abstentions and broker non-votes, if any, will not be counted as votes cast on the proposal and will have no effect on the outcome of this proposal.

Proposal 6: Approval of a Reduction in the Number of Authorized Shares of Common Stock

The affirmative vote of a majority of the votes cast is required for the approval of the authorized share reduction. Abstentions and broker non-votes, if any, will not be counted as votes cast on the proposal and will have no effect on the outcome of this proposal.

Proposal 7: Approval of an Adjournment of the Annual Meeting

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the approval of the adjournment of the Annual Meeting. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing, and mailing of the proxy materials. We have retained D.F. King & Co., Inc. and its affiliate to assist in the solicitation of proxies for a fee estimated at $5,250 plus reasonable expenses. Our employees, officers, and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services. We may also reimburse brokers, fiduciaries, or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. We will disclose final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is currently divided into three classes, with members of each class holding office for staggered three-year terms.

There are currently two Class I directors who are up for election at the Annual Meeting to serve for terms expiring at the 2028 Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2026 Annual Meeting of Stockholders; and two Class III directors, whose terms expire at the 2027 Annual Meeting of Stockholders, in all cases until their successors have been duly elected and qualified or until the earlier of their resignation or removal.

Our Board has nominated Krishna Shivram and Laura D’Andrea Tyson for election as Class I directors. Mr. Shivram was appointed to the Board in March 2025. Dr. Tyson was most recently elected by stockholders at the 2022 Annual Meeting of Stockholders. Each has indicated that they are willing and able to serve as directors. However, if either of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as will be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees and Continuing Directors

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating, Governance and Sustainability Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of , 2025)	Position
David Buzby	III	65	Independent Chairman of the Board
Ira Birns (1)	II	62	Independent Director
Adam E. Daley (1), (2)	II	48	Independent Director
Vasudevan (Vasu) Guruswamy (3)	III	64	Independent Director
Krishna Shivram (2)	I	62	Independent Director
Anil Tammineedi (2), (3)	II	48	Independent Director
Laura D’Andrea Tyson (1), (3)	I	77	Independent Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Class I Director Nominees

Krishna Shivram INDEPENDENT DIRECTOR MEMBER, COMPENSATION COMMITTEE

PROFILE	CAREER HIGHLIGHTS

Mr. Shivram has served as a member of our Board since March 2025.

Mr. Shivram is qualified to serve as a director due to his extensive experience as a public company director, as well as in senior leadership positions at public companies, and in corporate finance, capital structure management, and mergers and acquisitions.

Managing Partner at Veritec Capital Partners, a private capital firm, 2023 – present

General Partner at Lavni Ventures India, a venture capital firm, 2021 – present

General Partner at Lavni Ventures USA, a venture capital firm, 2020 – present

Chief Executive Officer at Sentinel Energy Services Inc. (formerly, Nasdaq: STNL), a former special purpose acquisition company, 2017 – 2020

Interim Chief Executive Officer at Weatherford International plc (Nasdaq: WFRD), a leading global energy services company

•  Interim Chief Executive Officer, 2016 – 2017

•  Executive Vice-President and Chief Financial Officer, 2013 – 2016

Vice-President and Treasurer at SLB (formerly Schlumberger Limited) (NYSE: SLB), a global technology company

•  Vice-President and Treasurer, 2011 – 2013

•  Head, M&A, 2009 – 2011

OTHER COMPANY BOARDS

Public Companies:

Allison Transmission Holdings, Inc. (NYSE: ALSN), a leading designer and manufacturer of propulsion solutions, 2022 – present

Ranger Energy Services, Inc. (NYSE: RNGR), a provider of onshore high specification well service rigs, wireline services, and additional processing solutions, 2017 – present

Superior Energy Services (formerly, NYSE: SPN), a global oilfield products and services company, 2021 – 2024

Sentinel Energy Services Inc. (formerly, Nasdaq: STNL), a former special purpose acquisition company, 2017 – 2023

EDUCATION

Bachelor of Commerce, Mumbai University Chartered Accountancy Degree, Institute of Chartered Accountants of India

LAURA D’ANDREA TYSON INDEPENDENT DIRECTOR CHAIR, NOMINATING COMMITTEE MEMBER, AUDIT COMMITTEE
PROFILE	CAREER HIGHLIGHTS

Dr. Tyson has been a member of our Board since the closing of our IPO in April 2021. Dr. Tyson is qualified to serve as a director due to her extensive experience in public company board and governance, technology and energy industries, economics and public policy, advisory in various business and political arenas, and her accomplishment at the highest levels of government service.

Dr. Tyson was a member of President Clinton’s cabinet from 1993 to 1996 and was the first woman to serve in the positions of Chair of the President’s Council of Economic Advisors, from 1993 to 1995, and Director of the White House National Economic Council, from 1995 to 1996.

She is a regular opinion columnist for Project Syndicate, an international media group that publishes on its website and in numerous print publications around the world.

Dr. Tyson has held numerous advisory roles, such as Senior Advisor to the Rock Creek Group since 2009 and to APAX Partners since 2021. She is a Senior External Advisor to the McKinsey Global Institute and an Advisory Board member at the Morgan Stanley Institute for Sustainable Investing. Dr. Tyson was a member of the Commission d’experts sur les grands dèfis èconomiques for French

University of California, Berkeley

•  Distinguished Professor of the Graduate School and Professor Emeritus of the Haas School of Business, 2016 – present

•  Faculty Director and Interim Faculty Director of the Haas School’s Institute for Business and Social Impact, 2013 – 2020

•  Ex-Officio Board Member, Haas School of Business, 2020 – present

•  Interim Dean of the Haas School of Business, July 2018 – December 2018

•  Professor of Business Administration and Economics at the Haas School of Business, 1992 – 2016

•  Dean of the Haas School of Business, 1998 – 2001

•  Chair of the Board of Trustees and a Steering Committee Member of the Blum Center for Developing Economies, 2006 – present

•  Dean of the London Business School, University of London, 2002 – 2006

OTHER COMPANY BOARDS

Public Companies:

•  Silver Springs Networks, Inc. (formerly NYSE: SSNI), a smart grid company, 2009 – 2018

•  AT&T Inc. (NYSE: T), a telecommunications company, 1999 – 2020

•  CBRE Group, Inc. (NYSE: CBRE), a real estate company, 2010 – 2022

•  Morgan Stanley (NYSE: MS), an investment bank, 1997 – 2016

President Emmanuel Macron from 2020-2021. She has served as an advisory board member of Generation Investment Management since 2005, and Angeleno Group since 2019. She is the co-chair of the California Governor’s Council of Economic Advisors. Other government roles include membership on the US President’s Council of Advisors on Science and Technology (Semiconductor Working Group) from 2016 to 2017, US Department of State Foreign Affairs Policy Board (2011 to 2013); President Obama’s Council on Jobs from 2011 to 2013, and the US President’s Economic Recovery Advisory Board from 2009 to 2011.	EDUCATION BA, Economics, Smith College Ph.D., Economics, Massachusetts Institute of Technology

Required Vote

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” their election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, will not be counted as votes cast on this proposal and will have no effect on the outcome of the election.

Recommendation of the Board

The Board recommends a vote “FOR” the election of each Class I director nominee set forth above.

Class II Directors Continuing in Office

IRA BIRNS INDEPENDENT DIRECTOR CHAIR, AUDIT COMMITTEE

PROFILE	CAREER HIGHLIGHTS

Mr. Birns has served as a member of our Board since November 2023.

Mr. Birns is qualified to serve as a director due to his extensive experience in management, finance, and accounting, as well as his significant experience in M&A, capital markets, investor relations, and in the energy sector, including renewable fuels and power.

Executive Vice President & Chief Financial Officer at World Kinect Corp. (f/k/a World Fuel Services Corporation) (NYSE: WKC), a management company that provides energy procurement and related services to commercial and industrial customers in the aviation, marine and land transportation industries, 2007 – present

Vice President – Treasurer at Arrow Electronics, Inc. (NYSE: ARW), a global provider of technology products, services, and solutions to technology manufacturers and service providers.

•  Vice President and Treasurer, 2002 – 2007

•  Treasurer, 1996 – 2002

•  Assistant Treasurer, 1989 – 1996

EDUCATION

BBA Public Accounting, Hofstra University

Certified Public Accountant

Certified Treasury Professional

ADAM E. DALEY INDEPENDENT DIRECTOR MEMBER, AUDIT COMMITTEE AND COMPENSATION COMMITTEE

PROFILE	CAREER HIGHLIGHTS

Mr. Daley has served as a member of our Board since the closing of our IPO in April 2021, and was a member of the STPK board of directors from 2020 until our IPO.

Mr. Daley is qualified to serve as a director due to his broad transactional experience in the energy, energy infrastructure, and renewables sectors, his strong strategic focus and his financial expertise, all of which enable him to make valuable contributions to Stem’s financial and strategic planning and industry competitiveness.

Co-Founder & Managing Partner at Elda River Capital Management, LLC, a real assets investment firm focusing on energy transition and infrastructure opportunities, 2024 – present

Partner, Co-Head of Magnetar’s Energy & Infrastructure Group, and Member of the Management Committee and Investment Committee at Magnetar Capital LLC, a leading alternative investment management firm, 2005 – 2024

Investment Banker at Global Corporate & Investment Bank of Citigroup (NYSE: C), an investment bank, 1999 – 2005

OTHER COMPANY BOARDS

Public Companies:

Star Peak Corp. II (formerly NYSE: STPC), merged with Benson Hill, a sustainable food technology company, January 2021 – September 2021

Private Companies:

PosiGen, PBC, a residential solar and energy efficiency company, 2021 – present

Vesper Energy Development LLC, a developer and operator of utility-scale renewable energy and energy storage assets, 2020 – present

Double Eagle Energy III, LLC, an energy exploration, development, and production company, 2018 – present

DoublePoint Energy, LLC, a developer of energy assets, 2018 – present

MC Tumbleweed Royalty, LLC, an exploration development and production company, 2020 – present

EDUCATION

BS, Finance, with High Honors from the University of Illinois

ANIL TAMMINEEDI INDEPENDENT DIRECTOR CHAIR, COMPENSATION COMMITTEE MEMBER, NOMINATING COMMITTEE

PROFILE	CAREER HIGHLIGHTS

Mr. Tammineedi has served as member of our Board since the closing of our IPO in April 2021, and was a member of the Legacy Stem board of directors from 2019 until our IPO.

Mr. Tammineedi is qualified to serve as a director due to his extensive experience in the technology sector and with high-growth and clean energy companies, and as a director on the boards of other companies, as well as his financial expertise.

Partner at the Angeleno Group, LLC, a leading global investment firm, focused on high-growth clean energy and climate solutions companies, where he has been leading investments across a number of sectors, including sustainable mobility, energy storage, resource efficiency, and smart infrastructure, 2008 – present

Senior Faculty Advisor and Lecturer on Impact Investing and Entrepreneurship at UCLA Anderson School of Management, 2019 – present

Various product development and management roles at Broadcom, Inc. (Nasdaq: AVGO), a semiconductor company, focused on semiconductors targeting communications, mobile, and power management applications, 1997 – 2006

OTHER COMPANY BOARDS

Public Companies:

None

Private Companies:

Fictiv (observer), a digital manufacturing software platform for customer manufacturing mechanical parts, 2022 – present

Locana, a geospatial location and mapping company focused on enterprise GIS products and services, 2016 – 2023

Patriot Environmental Services, Inc., an environmental services company specializing in wastewater, emergency response and industrial services, 2016 – 2022

EDUCATION

MBA, UCLA Anderson School of Management
MS, Electrical and Computer Engineering, Iowa State University

Kauffman Fellow

Class III Directors Continuing in Office
DAVID BUZBY INDEPENDENT CHAIRMAN OF THE BOARD
PROFILE	CAREER HIGHLIGHTS

Mr. Buzby has served as a member of our Board since the closing of our IPO in April 2021, and served on the Legacy Stem board of directors from April 2010 until our IPO. In April 2021, he was appointed Chairman of our Board. He served as Interim CEO and Executive Chair of our Board from September and August 2024, respectively, to January 2025.

Mr. Buzby is qualified to serve as a director due to his extensive experience in the climate transition sector and as a director on the boards of other public companies.

Chairman of Wondrall Group Ltd., a UK-based developer of integrated software and hardware systems designed to reduce energy costs and create net-zero homes, 2023 – present

Interim CEO and Executive Chair of Stem (NYSE: STEM), September 2024 – January 2025

Investment Advisory Committee Member at the PRIME Coalition, a 501(c) (3) charity focused on accelerating climate technology, 2016 – 2022

Founding Investor and CEO of Bright Plain Renewable Energy, LLC, a company focused on the acquisition and management of solar projects, 2011 – 2016

Founding Investor & Director of SunRun Inc. (Nasdaq: RUN), North America’s leading residential solar energy company, 2008 – 2012

Founding Investor, Chairman and CEO of SunEdison, Inc. (formerly NYSE: SUNE), until its sale in 2009. North America’s leading commercial and utility scale solar energy company, 2004 – 2009

Founding Investor & Director of Valueclick, Inc. (formerly Nasdaq: CNVR), an online marketing company, 1998 – 2014

Founding Investor, Director & Chief Financial Officer of Best Internet, a shared server web hosting company, 1995 – 1999

OTHER COMPANY BOARDS

Public Companies:

Spring Valley Acquisition Corp. II (Nasdaq: SVIIU), a special purpose acquisition company focused on sustainability, 2022 – present

Climate Transition Capital Acquisition (AEX: CTCA 1), a special purpose acquisition company, 2021 – 2023

Private Companies:

Leading Edge Equipment Technologies, a developer of solar panel technology, 2017 – 2023

Cambrian Innovation Inc., a provider of wastewater treatment and resource recovery solutions, 2016 – 2020

EDUCATION
BA, Middlebury College MBA, Harvard Business School

Vasudevan (Vasu) Guruswamy INDEPENDENT DIRECTOR MEMBER, NOMINATING COMMITTEE

PROFILE	CAREER HIGHLIGHTS

Mr. Guruswamy has served as a member of our Board since March 2025.

Mr. Guruswamy is qualified to serve as a director due to his extensive experience in the energy, digital technology, and software industries, including as global VP of Software Services for a global energy technology company.

Co-Founder and General Partner at Lavni Ventures USA and India, a venture capital firm, 2019 – present

Venture Partner at CSL Capital Management, an investment firm

•  Venture Partner, 2020 – present

•  Managing Director, 2018 – 2020

Vice-President, Services, at SLB (formerly Schlumberger Limited) (NYSE: SLB), a global technology company

•  Vice President, Services, 2011 – 2017

•  Various technical and operational roles, 1984 – 2010

OTHER COMPANY BOARDS

Public Companies:

None

Private Companies:

FlytBase, an enterprise drone autonomy software platform, 2020 – present

Redlist, a field asset management software platform, 2020 – present

EDUCATION

M.S. in Chemical Engineering, Rensselaer Polytechnic Institute, Troy, NY

B.Tech. in Chemical Engineering, Indian Institute of Technology, Madras

PROPOSAL 2: APPROVAL OF AN AMENDMENT AND RESTATEMENT OF

THE STEM, INC. 2024 EQUITY INCENTIVE PLAN

Executive Summary

The Company’s stockholders previously approved the Stem, Inc. 2024 Equity Incentive Plan (referred to for purposes of this Proposal 2 as the “Plan”) on May 29, 2024 (the “Original Effective Date”), under which employees, directors, and consultants may be granted equity-based incentive awards. At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Plan, which was approved by the Board on February 13, 2025 (the “2025 Restatement”).

The 2025 Restatement would increase the number of shares of Stem’s common stock that may be issued under the Plan by 7,500,000 shares (the “Additional Shares”), less the number of shares subject to awards granted after March 31, 2025 and prior to the effective date of the 2025 Restatement (the “Effective Date”). The Company believes that this increase is advisable in order to ensure that the Company has an adequate number of shares available in connection with its incentive compensation programs.

The 2025 Restatement would also extend the term of the Plan through the tenth anniversary of the Effective Date.

The text of the Plan, as proposed to be amended by the 2025 Restatement, appears at the end of this Proxy as Appendix A. The following description of the 2025 Restatement is a summary only and should be read in conjunction with the full text of the 2025 Restatement.

Reasons for the Proposal

The Board unanimously recommends that the Company’s stockholders approve the 2025 Restatement. The Company’s ability to grant an appropriate number of equity-based awards continues to be crucial in helping the Company compete more effectively for key employee talent. It is in the long-term interest of the Company and its stockholders to strengthen the ability to attract, motivate, and retain officers, directors, employees, advisors and consultants, and to provide additional incentive for those persons through stock ownership and other incentives to improve operations, increase profits, and strengthen the mutuality of interest between those persons and the Company’s stockholders.

If the 2025 Restatement is not approved, the number of shares currently available under the Plan is not projected to be sufficient to cover all of our future equity compensation needs. Thus, if the 2025 Restatement is not approved, we may not be able to provide persons eligible for awards who are presently providing services to the Company with compensation packages that are necessary to retain and motivate these individuals. In addition, if the 2025 Restatement is not approved, we may not be able to provide potential new hires with compensation packages necessary to attract them.

Material Differences From the Plan

The Additional Shares

The 2025 Restatement would add 7,500,000 shares to the reserve available for future grants. This increased share reserve would allow the Company to continue to grant a variety of equity-based compensation alternatives in structuring compensation arrangements for our key talent, including officers, directors, employees, advisors and consultants, and to attract potential new service providers through competitive compensation packages.

Our stock plan is a critical tool for motivating and retaining key talent both at the executive level and further down in the organization. Five-Hundred-sixteen (516) of our 556 employees on March 31, 2025 held outstanding equity awards (i.e., 92.8% participation), and we made equity grants to 77% of our employees during 2024. If the Additional Shares are not approved then we will not be able to make competitive equity awards after 2025 and we would risk losing key talent at various employee levels who are critical to executing our turnaround plan.

Under the existing share reserve, as of March 31, 2025, there were approximately 15,786,108 shares subject to outstanding equity awards under the Plan, and approximately 5,574,979 shares available for future grants under the Plan.

Key Data

When approving the 2025 Restatement, the Board considered the “burn rate” with respect to the equity awards granted by the Company, as well as the Company’s “fully-diluted overhang.” The burn rate is equal to the total number of equity awards the Company granted in a fiscal year, divided by the weighted average common stock outstanding during the year. Fully-diluted overhang is equal to the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans, divided by the sum of the total number of equity awards outstanding plus the total number of shares available for grant under the Company’s equity plans plus total common stock outstanding.

The Company’s three-year average burn rate for the last three fiscal years was approximately 6.4% (which consisted of 4.5% in 2022, 5.8% in 2023, and 8.9% in 2024).

	2022	2023	2024 (1)
Stock options granted	1,255,490	1,291,349	1,410,261

Time-based restricted stock units (RSUs) granted	5,708,586	7,744,552	12,957,864

Performance-based restricted stock units (PSUs) earned (2)	0	0	0

Total shares utilized	6,964,076	9,035,901	14,368,125

Basic weighted average common shares outstanding	153,413,743	155,583,957	161,442,542

Total shares utilized as a % of basic weighted average common shares outstanding	4.5%	5.8%	8.9%

Three-year average total shares utilized as a % of basic weighted average common shares outstanding (3)	6.4%

(1)

2024 includes 2,968,135 shares granted in lieu of cash to pay earned bonuses for 2023 performance. Our 2024 share utilization from the equity compensation program unrelated to the 2023 bonus program was 11,399,990 shares, which was 7.1% of our weighted average common shares outstanding.

(2)

No performance-based equity was earned during 2022-2024. In 2023, we granted 210,527 PSUs to our former CEO, John Carrington with rigorous stock price milestone goals. All of these PSUs have been forfeited in connection with his separation from the Company.

(3)	If the 2,968,135 shares granted in lieu of cash to pay earned bonuses for 2023 performance are excluded, our 3-year average share utilization would have been 5.8%.

The Company’s fully-diluted overhang as of March 31, 2025 was 11.4%. If the 2025 Restatement is approved, the Company’s overhang would increase to 14.8%.

The table below shows the stock awards that were outstanding under Plan as of March 31, 2025.

Total shares underlying outstanding options	4,377,879
Weighted average exercise price of outstanding options	$6.14
Weighted average remaining term of outstanding options	5.6 years
Total shares underlying outstanding unvested RSUs	11,408,229
Total shares underlying outstanding unvested PSUs, assuming target performance	0
Total shares available for grant	5,574,979
Total common shares outstanding	166,172,052

While the Company recognizes the significant motivational and performance benefits that may be achieved from granting equity awards, Stem is also mindful of the potential dilutive effect of such awards and the Company’s responsibility to our shareholders. The Board believes that the Additional Shares represent a reasonable amount of potential equity dilution and would allow the Company to continue granting equity awards, which is an important component of the Company’s overall compensation plan. The number of Additional Shares was determined in part based on our average burn rate over the last three years and is needed to allow the Company to make equity-based grants during the remainder of 2025 and in 2026 (and potentially in 2027, depending on various factors including our award forfeiture rate). We anticipated at the time of our 2024 share request that the total stock plan pool at the time would last for two years, but our share price decreased significantly which contributed to a greater-than-anticipated number of shares granted through March 31, 2025, and we also needed to use additional shares to make new-hire grants to key senior executive hires including our CEO and our CFO.

Promotion of Good Corporate Governance Practices

The 2025 Restatement provides for the following:

•

stock options and stock appreciation rights (“SARs”) may not have a term in excess of ten (10) years and may not be granted at a discount to the fair market value of our common stock on the grant date;

•

no repricing of stock options and SARs and no cash buyout of underwater awards without the approval of stockholders (subject to limited and standard exceptions in the event of certain equitable adjustments);

•	no liberal recycling of any award types;

•	no annual “evergreen” provision that automatically increases the number of shares available for issuance, instead, stockholder approval is required for any increases in the share reserve;

•	no excise tax gross-ups;

•	annual limits on equity and cash compensation that may be awarded to non-employee directors (subject to certain exceptions);

•	one-year minimum vesting periods on all award types (subject to only limited exceptions);

•	no automatic vesting of awards upon a change in control and no liberal change in control definition;

•	robust transfer restrictions;

•	no dividend or dividend equivalent payments with respect to stock options and SARs;

•	dividend or dividend equivalent payments for awards other than stock options and SARs will be paid only at the time(s) the vesting requirement(s) of the underlying award are satisfied; and

•	all awards under the 2025 Restatement, including time-based and performance-based awards, are subject to the Company’s clawback policy (as further described in the CD&A section of this proxy statement), and all are subject to clawback in accordance with an additional recoupment provision in the 2025 Restatement that is also triggered by an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws.

Plan Summary

The following summary of the material terms of the 2025 Restatement is qualified in its entirety by reference to the complete text of the 2025 Restatement, which is set forth in Appendix A. Stockholders are encouraged to read the text of the 2025 Restatement in its entirety.

Purpose

The 2025 Restatement is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates and provide a means by which the eligible award recipients may benefit from increases in the value of our common stock.

Administration

The Board has the authority to administer the 2025 Restatement, including the powers to: (i) determine who will be granted awards and what type of award, when and how each award will be granted, the provisions of each award (which need not be identical), the number of shares or cash value subject to an award and the fair market value applicable to an award; (ii) construe and interpret the 2025 Restatement and awards granted thereunder and establish, amend and revoke rules and regulations for administration of the 2025 Restatement and awards, including the ability to correct any defect, omission or inconsistency in the 2025 Restatement or any award document; (iii) settle all controversies regarding the 2025 Restatement and awards granted thereunder; (iv) accelerate or extend, in whole or in part, the time during which an award may be exercised or vested or at which cash or shares may be issued; (v) suspend or terminate the 2025 Restatement at any time, including to impose a “blackout” or other periods during which awards may not be exercised or settled; (vi) amend the 2025 Restatement; (vii) submit any amendment to the 2025 Restatement for stockholder approval; (viii) approve forms of award documents for use under the 2025 Restatement and amend the terms of any one or more outstanding awards; (ix) generally exercise such powers and perform such acts as the Board may deem necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the 2025 Restatement or any award documents; and (x) adopt procedures and sub-plans as are necessary or appropriate.

The Board may delegate some or all administration of the 2025 Restatement to a committee consisting solely of two or more non-employee directors and/or to an officer in accordance with the provisions of and subject to the terms set forth in the 2025 Restatement. All determinations, interpretations and constructions made by the Board (or another authorized committee or officer exercising powers delegated by the Board) in good faith will be final, binding and conclusive on all persons.

Eligible Participants

Awards may be granted to employees, including officers, directors and certain consultants of the Company and its affiliates. As of March 31, 2025, approximately 504 employees and seven non-employee directors were eligible to participate in the Plan. Options intending to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) may only be granted to employees of the Company or any qualifying Company subsidiary.

Available Shares

Subject to adjustment for certain dilutive or related events and as described below, if approved by stockholders, the aggregate number of shares of common stock that will be available for issuance under the 2025

Restatement, or the Share Reserve, will be as of the Effective Date will be 13,074,979 (which is the sum of the 5,574,979 shares remaining available for grant under the Plan as of March 31, 2025 plus the Additional Shares ), less one share for every one share granted under the Plan after March 31, 2025 and prior to the Effective Date. In addition, the Share Reserve may be increased by any shares of common stock subject to outstanding awards under the 2019 Plan that, on or after the Original Effective Date, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock).

The Share Reserve will not be reduced if an award or any portion thereof (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by such award having been issued or (ii) is settled in cash. If any shares of common stock under an award are forfeited back to, reacquired at no cost by, or repurchased at cost by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, such shares will revert to and again be made available for issuance under the 2025 Restatement. Notwithstanding the foregoing, the following shares of common stock will not be recredited to the Share Reserve: (x) shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock award, (y) shares of common stock used to pay the exercise price or withholding taxes related to any outstanding stock award, or (z) shares of common stock reacquired by the Company with the amount received upon exercise of an option.

The aggregate number of shares of common stock that may be issued on the exercise of ISOs is 13,074,979.

Shares issued under the 2025 Restatement may consist of authorized by unissued or reacquired common stock of the Company, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

Non-Employee Director Compensation Limit

The maximum number of shares of common stock subject to awards granted during a single fiscal year to any non-employee director, together with any cash fees paid to such non-employee director during such fiscal year in respect of such non-employee director’s service as a member of the Board during such fiscal year, will not exceed a total value of $600,000 (calculating the value of any awards based on the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) (“ASC Topic 718”)). Notwithstanding the foregoing, the Board may provide, in its discretion, for exceptions to this limit for a non-employee director, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Termination and Amendment

The Board may amend the 2025 Restatement as it deems necessary or advisable. To the extent required by applicable law or listing requirements, the Company will seek stockholder approval of any amendment of the 2025 Restatement that materially (A) increases the number of shares available for issuance under the 2025 Restatement, (B) expands the class of individuals eligible to receive awards, (C) increases the benefits accruing to participants under the 2025 Restatement, (D) reduces the price at which shares of common stock may be issued or purchased under the 2025 Restatement, (E) extends the term of the 2025 Restatement, or (F) expands the types of awards available for issuance under the 2025 Restatement. Except as otherwise provided in the 2025 Restatement or an award document, no amendment of the 2025 Restatement may materially impair a participant’s rights under an outstanding award without the participant’s written consent. The Board or the Compensation Committee of the Board may suspend or terminate the 2025 Restatement at any time. The 2025 Restatement will automatically terminate on the tenth anniversary of the Effective Date, provided, however, that ISOs may not be granted more than ten (10) years after the later of (i) April 19, 2024 (which is the original date of approval of the Plan by the Board) and (ii) the adoption by the Board of any amendment to the 2025

Restatement that constitutes the adoption of a new plan for purposes of Section 422 of the Code. No awards may be granted under the 2025 Restatement while the 2025 Restatement is suspended or terminated.

Awards

The 2025 Restatement authorizes the Board to grant awards to eligible participants, any of which may be subject to the achievement of performance goals, in the form of incentive and nonstatutory stock options, SARs, restricted stock, and RSUs.

Stock Options

A stock option may be granted as an ISO or a stock option which is not intended qualify as an ISO (a “nonstatutory stock option”). The option exercise price may not be less than the fair market value of the stock subject to the option on the date of grant (or, with respect to ISOs, may not be less than 110% of the fair market value if the recipient owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, who we refer to herein as a “Ten Percent Stockholder”), unless the option was granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Options will not be exercisable after the expiration of ten years from the date of grant (or after five years, in the case of an ISO issued to a Ten Percent Stockholder).

Each award agreement will set forth the number of shares subject to each option. The purchase price of any shares acquired pursuant to an option may be payable either by cash, check, bank draft, money order, or, as determined by the Board in its sole discretion, by any combination of: net exercise (but only if the option is a nonstatutory stock option), through an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under the option, the delivery of previously owned shares, and any other form of legal consideration that may be acceptable to the Board. The vesting schedule applicable to any option, including any performance goals, will be as set forth in the award agreement.

Stock Appreciation Rights

A SAR is a right that entitles the participant to receive upon exercise, in cash, shares of stock or a combination thereof, as determined by the Board, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Board on the date of grant. The exercise price of each SAR may not be less than the fair market value of the stock subject to the award on the date the SAR is granted, unless the SAR was granted pursuant to an assumption of or substitution for another option in a manner satisfying the provisions of Section 409A of the Code. SARs will not be exercisable after the expiration of ten years from the date of grant. Each award agreement will set forth the number of shares subject to the SAR and the vesting schedule applicable thereto, including any performance goals.

Provisions Applicable to Both Stock Options and Stock Appreciation Rights

Transferability. The Board may, in its sole discretion, impose limitations on the transferability of options and SARs. Unless the Board provides otherwise, an option or SAR will not be transferable except by will or the laws of descent and distribution and will be exercisable during the lifetime of a participant only by such participant. The Board may permit transfer of an option or SAR in a manner not prohibited by applicable law, except an option or SAR may never be transferred to a third-party financial institution for value. Subject to approval by the Board, an option or SAR may be transferred pursuant to the terms of a domestic relations order or similar instrument and participants may designate a beneficiary who following the participant’s death will be entitled to exercise the option or SAR.

Termination of Service. Except as otherwise provided in an applicable award document or other agreement between a participant and the Company, upon a participant’s termination for any reason other than for cause or due to death or disability, a participant may exercise his or her option or SAR (to the extent such award was exercisable as of the date of termination) for a period of three months following the termination date or, if earlier, until the expiration of the original term of such award. Upon a participant’s termination due to a participant’s disability, unless otherwise provided in an applicable award or other agreement, the participant may exercise his or her option or SAR (to the extent that such award was exercisable as of the date of termination) for a period of 12 months following the termination date or, if earlier, until the expiration of the original term of such award. Upon a termination due to a participant’s death, unless otherwise provided in an applicable award or other agreement, the participant’s estate may exercise the option or SAR (to the extent such award was exercisable as of the termination date) for a period of 18 months following the date of death or, if earlier, until the expiration of the original term of such award. Unless provided otherwise in an award or other agreement, if a participant is terminated for cause, such participant’s option or SAR will terminate on the date the event giving rise to the termination for cause first occurred and the participant will not be permitted to exercise such award.

No Dividends or Dividend Equivalents. No options or SARs may provide for the payment of dividends or dividend equivalents thereon.

No Repricing. Options and SARs may not be modified to reduce the exercise price thereof nor may (i) a new option, SAR or other award at a lower price be substituted or exchanged for a surrendered option or SAR, (ii) any option or SAR with an exercise price that exceeds the fair market value of a share be exchanged for a new option, SAR, cash or other consideration (other than in connection with a change in control), or (iii) any action be taken that would be considered a “repricing” of an option or SAR under the applicable listing standards of the national securities exchange on which the Company’s common stock is listed, unless such action is approved by the stockholders of the Company and otherwise as permitted in the event of certain equitable adjustments.

Restricted Stock and Restricted Stock Units

Restricted shares are awards of shares, the grant, issuance, retention, vesting or transferability of which is subject to such conditions (including continued employment or the satisfaction of performance goals, or both) and terms as the Board deems appropriate. RSUs are awards denominated in units under which the issuance of shares (or cash payment in lieu thereof) is subject to such conditions (including continued employment and/or the satisfaction of performance goals) and terms as the Board deems appropriate. Each award document evidencing a grant of restricted stock or RSUs will set forth the terms and conditions of each award, including vesting and forfeiture provisions, and transferability. No dividends or dividend equivalents shall be paid or settled with respect to such awards unless and until, and then only to the extent that, the underlying award vests.

Performance Goals

The Board, the Compensation Committee of the Board, or an authorized officer, as the case may be, may establish performance criteria, performance period, and level of achievement versus such criteria that will determine the number of shares or units to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award. The Board, the Compensation Committee of the Board, or an authorized officer, as the case may be, also retains the discretion to define the manner of calculating the performance criteria it selects.

In determining the outcome of a performance goal or performance-based vesting award, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management,

(g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

Minimum Vesting Requirements

Stock awards granted under the 2025 Restatement may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with respect to an award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by participants of the acquired business and (ii) with respect to an award granted to a non-employee director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; provided, that (x) up to 5% of the Share Reserve may be issued pursuant to awards that are subject to vesting periods of less than one year, and (y) provided, further, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

Adjustments of and Changes in the Stock

In the event of any change in the capitalization of the Company, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2025 Restatement; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding stock awards. The Board will make such adjustments, and its determination will be final, binding and conclusive. Unless provided otherwise in an award or other agreement, in the event of a dissolution or liquidation of the Company, all outstanding stock awards (other than stock awards consisting of vested and outstanding shares of Company common stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of common stock subject to the Company’s repurchase rights or subject to forfeiture may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such stock award is providing continuous service; provided, however, that the Board may, in its sole discretion, provide that some or all stock awards will become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent not already expired or terminated) before the dissolution or liquidation is completed but contingent upon its completion.

In the event of a Change in Control (as defined in the 2025 Restatement), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control:

•	arrange for the surviving corporation or acquiring corporation (or the parent company thereof) to assume or continue the award or to substitute a similar award for the award;

•

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the parent company thereof);

•

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Board (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

•

cancel, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such consideration (in cash, property, securities or a combination thereof), if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award; and

•

cancel, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; provided, that the Board may cancel and terminate without payment any option or SAR with an exercise price equal to or in excess of the value of the shares of common stock subject to such option or SAR determined as of immediately prior to the Change in Control.

The Board need not take the same action with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary thereof, unless such successor corporation does not agree to assume or substitute the award, in which case the vesting of such award will accelerate (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the award agreement for such award or as may be provided in any other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

U.S. Federal Income Tax Consequences

The following discussion of the federal income tax consequences of the 2025 Restatement is intended to be a summary of applicable U.S. federal law as currently in effect. The discussion is intended solely for general information purposes and does not make specific representations to any participant. The discussion does not address state, local, or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to them. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the 2025 Restatement both with respect to federal income tax consequences as well as any state, local, or foreign tax consequences.

Stock Options

ISOs and nonstatutory stock options are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code and nonstatutory stock options are not intended to comply with such requirements.

An optionee generally does not recognize taxable income on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date (the “Spread Value”) may, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares will be taxed as long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and any additional gain or loss recognized upon the disposition will be a capital gain or loss. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as a nonstatutory stock option as described below.

An optionee is not taxed on the grant of a nonstatutory stock option. On exercise, the optionee recognizes ordinary income equal to the Spread Value on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on a subsequent disposition of the shares will be long-term or short-term capital gain (or loss) depending on the holding period of such shares following exercise. The Company does not receive a deduction for any such gain.

Stock Appreciation Rights

A participant is not taxed on the grant of a SAR. On exercise, the participant recognizes ordinary income equal to the Spread Value. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income.

Restricted Stock

Participants who receive restricted stock will not recognize any taxable income at the time those shares are granted but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code within 30 days of the grant date to include as ordinary income in the year the unvested shares are granted an amount equal to the excess of (a) the fair market value of those shares on the grant date over (b) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest and if the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such ordinary income is recognized by the participant.

Restricted Stock Units

Participants who receive RSUs do not recognize income at the time of the grant. When the RSUs vest, participants generally recognize ordinary income in an amount equal to the fair market value of the stock, cash, or other consideration received in settlement of the RSUs, and the Company will receive a corresponding income tax deduction.

Company Deduction and Section 162(m)

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to “covered employees” (in general, the CEO, the CFO, and the three other most highly-compensated executive officers for the year at issue and any person who was part of that group for any other year beginning after December 31, 2016) to $1,000,000. It is expected that compensation deductions for any covered employee with respect to awards granted under the 2025 Restatement will be subject to the $1,000,000 annual deduction limitation. The Board may grant awards under the 2025 Restatement or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.

Withholding Taxes

The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a participant who is an employee in connection with awards made under the 2025 Restatement.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND STEM WITH RESPECT TO AWARDS UNDER THE 2025 RESTATEMENT. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Existing Plan Benefits

No awards made under the Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this Proposal 2. The following table sets forth information with respect to stock options and stock awards that have been granted to our named executive officers and the specified groups set forth below under the Plan as of March 31, 2025.

Name and Principal Position	Stock Options	Stock Awards
All Named Executive Officers
David Buzby Former Interim CEO and Executive Chair of the Board	490,384	0
John Carrington Former CEO	0	0
Doran Hole Chief Financial Officer	277,778	1,277,777
Michael Carlson Chief Operations Officer and EVP	244,658	455,686
All executive officers as a group (7 persons)	1,012,820	1,733,463
All non-employee directors as a group (7 persons)	0	565,388
Class I Director Nominees
Krishna Shivram	0	62,222
Laura D’Andrea Tyson	0	62,222
Director, executive officer, or nominee associates as a group	1,012,820	2,298,851
5% award holders	277,778	1,277,777
All employees (other than executive officers and non-employee directors as a group)	3,364,350	9,109,378

New Plan Benefits; Market Value of Securities

The benefits that will be awarded or paid in the future under the 2025 Restatement are not currently determinable. Such awards are within the discretion of the Board or its Compensation Committee, and neither the Board nor the Compensation Committee has determined future awards or who might receive them. Therefore, a New Plan Benefits Table is not provided. As of March 31, 2025, the closing price of a share of the Company’s common stock was $0.35.

Registration With the SEC

Assuming that stockholders approve the 2025 Restatement, we intend to file with the SEC a registration statement on Form S-8 covering the Additional Shares in the second quarter of calendar year 2025.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the approval of the amendment and restatement of the 2024 Equity Incentive Plan. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the amendment and restatement of the Company’s 2024 Equity Incentive Plan.

PROPOSAL 3: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Our Board is asking you to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”), as disclosed in this Proxy Statement. This item, which is provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is commonly referred to as a “say-on-pay” resolution.

This say-on-pay proposal gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our NEOs and our compensation philosophy, policies, and practices described in this Proxy Statement. Please read the “Executive Compensation” section and the compensation tables and narrative disclosure that follow for information about our executive compensation program, including details of the 2024 compensation of our NEOs. Our Compensation Committee believes that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.

As an advisory vote, the outcome of the vote on this proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of this vote when making future executive compensation decisions. Unless our Board modifies its current policy on the frequency of holding say-on-pay votes, the next say-on-pay vote is expected to occur at our 2026 Annual Meeting of Stockholders.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the non-binding, advisory approval of our named executive officers’ compensation. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval, on a non-binding, advisory basis, of our named executive officers’ compensation.

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITOR SELECTION

Our Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025. In this proposal, we are asking stockholders to vote to ratify this selection. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Deloitte has served as our independent registered public accounting firm since August 2021, and provided services to Legacy Stem from 2018 until the Merger. The following table summarizes the audit fees billed and expected to be billed by Deloitte for the indicated fiscal years and the fees billed by Deloitte for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2024	2023
Audit Fees (1)	$2,979,353	$2,979,188
Audit-Related Fees (2)	$32,000	—
Tax Fees (3)	—	157,500
All Other Fees (4)	1,895	1,895

Total Fees	$3,013,248	$3,138,583

(1)

Consists of fees for the audit of our annual financial statements included in Annual Reports on Form 10-K, as well as reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q.

(2)

Consists of fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements and services provided in connection with SEC filings, including consents and comfort letters.

(3)	Consists of fees for professional services for tax compliance, tax advice, and tax planning.
(4)	Consists of fees for an accounting research software subscription.

Pre-Approval Policy and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The Committee may pre-approve certain other audit-related or other non-audit services it believes would not impair the independence of the auditor and are consistent with SEC and Public Company Accounting Oversight Board (“PCAOB”) rules on auditor independence. The Committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The Committee has delegated authority to the Committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $150,000, (1) per each engagement or project, (2) per each additional category of services, or (3) to the extent required under such procedures, for any individual service exceeding the pre-approved budgeted fee levels for the specified service, in each case with such limit applying to each individual engagement/project, service or category of services being approved by the Committee chair and not on an aggregated or quarterly/annual basis. Any approval of services by the Committee chair pursuant to this delegated authority must be reported to the Committee at its next regularly scheduled meeting.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the ratification of the selection of Deloitte as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the selection of Deloitte as our independent registered public accounting firm for fiscal year 2025.

PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION: PROPOSALS 5 AND 6

Background

We are asking our stockholders to approve two amendments to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which the Board has approved and declared advisable, to effect:

•	a reverse stock split (the “Reverse Stock Split”) of all issued and outstanding shares of our common stock, at a ratio ranging from 10:1 to 20:1, inclusive (“Proposal 5”); and

•

at certain Reverse Stock Split ratios, a reduction in the total number of authorized shares of our common stock (the “Authorized Shares Reduction”) as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction” (which is conditioned on approval and implementation of Proposal 5) (“Proposal 6”).

The primary purpose of the Reverse Stock Split is to raise the per share trading price of our common stock by reducing the number of outstanding shares in order to maintain our listing on the New York Stock Exchange (“NYSE”). On August 28, 2024, we received written notice (the “Notification Letter”) from NYSE notifying us that we were not in compliance with the minimum average closing price required to maintain continued listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual (the “Price Criteria Rule”). The NYSE rules provide for a cure period of six months following receipt of the Notification Letter to regain compliance, and in order to do so, on the last trading day of any calendar month during the cure period, our common stock must have had a closing share price of at least $1.00 per share and an average closing price of at least $1.00 per share over the 30-trading-day period ending on the last trading day of such month. The NYSE rules also provide for an exception to the six-month cure period if the action required to cure the Price Criteria Rule requires stockholder approval, in which case, the action needs to be approved by stockholders by no later than the Company’s next annual meeting of stockholders and promptly implemented. The Price Criteria Rule will be deemed cured if our share price promptly exceeds $1.00 per share after receiving stockholder approval, and the price remains above that level for at least the following 30 trading days. On February 13, 2025, we notified the NYSE that we intend to regain compliance with the Price Criteria Rule through a reverse stock split, for which we would seek stockholder approval no later than at the Annual Meeting. As of February 28, 2025, the last day of the initial six-month cure period, our common stock traded below the required closing share price of at least $1.00 per share. As such, regardless of any subsequent increases in our share price above $1.00 per share, under NYSE rules, we are required to seek stockholder approval for and to implement a reverse stock split.

The Authorized Shares Reduction is designed to avoid what some stockholders might view as an unreasonably high number of authorized, but unissued and unreserved, shares following a Reverse Stock Split; as such, the implementation of the Authorized Shares Reduction is expressly conditioned upon the implementation of the Reverse Stock Split. If stockholders approve both Proposals 5 and 6 and the Board determines to implement the Reverse Stock Split at certain ratios, the Board will also implement the Authorized Shares Reduction. However, if stockholders approve Proposal 5 but not Proposal 6, the Board may still determine to implement the Reverse Stock Split without the Authorized Shares Reduction.

Effectiveness of Amendments

The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) is attached hereto as Appendix B. If approved by stockholders and implemented by the Board, the Reverse Stock Split and the Authorized Shares Reduction will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment (the “Effective Date”). We will publicly announce the Reverse Stock Split ratio chosen by the Board prior to the Effective Date.

No Dissenter’s or Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to Proposals 5 or 6, or the corresponding amendments to our Certificate of Incorporation.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in Proposals 5 or 6 that is not shared by all other stockholders.

PROPOSAL 5: APPROVAL OF A REVERSE STOCK SPLIT

Our stockholders are being asked to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging from 10:1 to 20:1, inclusive.

Reasons for a Reverse Stock Split

To maintain our listing on the NYSE. As discussed above, the primary purpose of the Reverse Stock Split is to raise the per share trading price of the Company’s common stock in order to maintain its listing on the NYSE. The Board believes that delisting from the NYSE would adversely affect the Company’s ability to raise additional financing through the public or private sale of equity securities, would significantly affect the ability of investors to trade in the Company’s securities, and would negatively affect the value and liquidity of the Company’s common stock. Delisting may also have other negative impacts, including potential loss of employee confidence, the loss of institutional investors, or interest in business development opportunities.

To potentially improve the marketability and liquidity of our common stock. The Board believes that an increased stock price would also improve the marketability and liquidity of our common stock. For example, many brokerages, institutional investors, and funds have internal policies that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers by restricting or limiting the ability to purchase such stocks on margin. Additionally, investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

To decrease the risk of market manipulation of our common stock. The Board believes that an increased stock price may reduce the risk of market manipulation of our common stock, which we believe is increased when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.

To provide us with flexibility with respect to our authorized common stock. A Reverse Stock Split, notwithstanding the potential implementation of an Authorized Shares Reduction, is expected to increase the number of authorized, but unissued and unreserved, shares of our common stock. These additional shares would provide flexibility to the Company for raising capital; repurchasing debt; providing equity incentives to employees, officers, directors, consultants, and advisors (including pursuant to our equity compensation plans); expanding our business through the acquisition of other businesses; and for other purposes. However, we currently do not have any specific plans, arrangements, understandings or commitments for the additional shares that would become available.

Accordingly, for these and other reasons, the Board believes that a Reverse Stock Split is in the best interests of the Company and our stockholders.

Criteria to be Used for Determining Whether to Implement a Reverse Stock Split

Proposal 5 gives the Board discretion to select a Reverse Stock Split ratio from within a range between and including 10:1 and 20:1 based on the Board’s then-current assessment of the factors below, and in order to maximize Company and stockholder interests. In determining whether to implement the Reverse Stock Split, and which ratio to implement, if any, the Board may consider, among other factors:

•	the historical trading price and trading volume of our common stock;

•	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market in the short- and long-term;

•	the continued listing requirements for our common stock on the NYSE or other applicable exchanges;

•	the number of shares of common stock outstanding;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing economic, market and industry conditions.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price to regain compliance with the NYSE’s Price Criteria Rule or be completed before the NYSE commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Furthermore, even if we implement a Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, and market or economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of a Reverse Stock Split. If we continue to fail to meet any of the NYSE’s listing requirements, the NYSE may suspend trading and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively affected by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split, even with an Authorized Shares Reduction, would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

Effects of a Reverse Stock Split

As of the Effective Date:

•

each 10 to 20 shares of our common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of our common stock;

•	no fractional shares of common stock will be issued; instead, stockholders who would otherwise receive a fractional share will receive cash in lieu of the fractional share (as detailed below);

•

proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants, and restricted stock units, which will result in a proportional decrease in the number of shares of common stock reserved for issuance upon exercise or vesting of such stock options, warrants, and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	the number of shares of common stock then reserved for issuance under our equity compensation plans will be reduced proportionately;

•

the number of shares of common stock then reserved for issuance pursuant to the Company’s 2028 Convertible Notes and 2028 Capped Call Options, and 2030 Convertible Notes and 2030 Capped Call Options (together, the “Convertible Notes” and “Capped Call Options”) will be reduced proportionately, and the conversion price of our Convertible Notes and strike price of our Capped Call Options will be increased proportionately; and

•

if the Authorized Shares Reduction is also approved, at certain Reverse Stock Split ratios, the total number of authorized shares of common stock will be reduced from 500 million to a range between 250 million and 333 million, as shown in the table below (otherwise, the total number of authorized shares of common stock will remain at 500 million).

The following tables summarize, for illustrative purposes only, the anticipated effects of a Reverse Stock Split on our shares available for issuance based on information as of March 31, 2025 (unless otherwise noted below) and without giving effect to the treatment of fractional shares.

Assuming Both Proposals 5 and 6 Are Approved by Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	500,000,000				$
Post-Reverse Stock Split 10:1**	500,000,000				$
Post-Reverse Stock Split 15:1	333,333,333				$
Post-Reverse Stock Split 20:1	250,000,000				$

*	Based on a hypothetical post-split stock price calculated by multiplying the closing stock price of our common stock on March 31, 2025 ($0.35) by the split ratio.
**	At a Reverse Stock Split ratio of 10:1, there would be no reduction in the number of authorized shares.

Assuming Proposal 5 (but not Proposal 6) Is Approved by Stockholders and Implemented by the Board

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved	Hypothetical Initial Market Value of Shares of Common Stock Authorized but Unissued and Unreserved*
Pre-Reverse Stock Split	500,000,000				$
Post-Reverse Stock Split 10:1	500,000,000				$
Post-Reverse Stock Split 15:1	500,000,000				$
Post-Reverse Stock Split 20:1	500,000,000				$

*	Based on a hypothetical post-split stock price calculated by multiplying the closing stock price on March 31, 2025 ($0.35) by the split ratio.

A Reverse Stock Split would affect all stockholders uniformly. As of the Effective Date, each stockholder would own a reduced number of shares of common stock. Percentage ownership interests, voting rights and other rights and preferences would not be affected, except to the extent that the Reverse Stock Split would result in fractional shares (as described below).

A Reverse Stock Split would not affect the registration of our common stock under Section 12(b) of the Exchange Act, and we would continue to be subject to the periodic reporting and other requirements of the Exchange Act. Barring delisting by the NYSE, our common stock would continue to be listed on the NYSE under the symbol “STEM,” but would have a new Committee on Uniform Securities Identification Procedures (CUSIP) number after the Effective Date.

Cash Payment In Lieu of Fractional Shares

The Company will not issue any fractional shares of common stock as a result of the Reverse Stock Split. In lieu of any fractional shares to which a stockholder of record would otherwise be entitled, the Company will pay cash (without interest and subject to withholding taxes, as applicable) equal to such fraction multiplied by the closing price of our common stock on the NYSE on the first business day immediately preceding the Effective Date (as adjusted in good faith by the Company to account for the Reverse Stock Split ratio). After the Effective Date, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend, or other rights with respect to such fractional interest, except to receive such cash payment.

Additionally, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled, or where the cash payment may be deposited, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the specified time period. Thereafter, stockholders otherwise entitled to receive such payments would need to seek them directly from the state to which they were paid.

As of March 31, 2025, there were 87 common stockholders of record. After the Effective Date, stockholders owning less than a whole share will no longer be stockholders. We do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Procedure for Effecting a Reverse Stock Split

Beneficial holders of common stock. Stockholders who hold their shares through a bank, broker or other nominee will be treated in the same manner as registered stockholders (who hold their shares in their names). Banks, brokers, and other nominees will be instructed to effect the Reverse Stock Split for beneficial owners of such shares. However, banks, brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. Stockholders whose shares of common stock are held in the name of a bank, broker or other nominee are encouraged to contact their bank, broker or other nominee with any questions regarding the procedures for implementing the Reverse Stock Split with respect to their shares.

Registered holders of common stock. Registered stockholders hold shares electronically in book-entry form under the direct registration system (i.e., do not have stock certificates evidencing their share ownership but instead have a statement reflecting the number of shares registered in their accounts) and, as a result, do not need to take any action to receive post-split shares. If they are entitled to receive post-split shares, they will automatically receive, at their address of record, a transaction statement indicating the number of post-split shares held following the Effective Date.

Material U.S. Federal Income Tax Consequences

The following is a summary of material U.S. federal income tax consequences of a Reverse Stock Split to stockholders. This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings, and judicial decisions, all as in effect on the date of this filing, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the tax consequences described below.

We have not sought and will not seek an opinion of counsel or ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to stockholders that are U.S. holders, as defined below, and that hold our common stock as a capital asset (generally, property held for investment).

This summary is for general information only and does not address all U.S. federal income tax considerations that may be applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, such as, for example, brokers and dealers in securities, currencies, or commodities, banks, and financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, governmental organizations, traders in securities that elect to use a mark-to-market method of accounting for their securities, certain former citizens or long-term residents of the U.S., insurance companies, persons holding shares of our common stock as part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell shares of our common stock under the constructive sale provisions of the Code, persons that hold more than 5% of our common stock, persons that hold our common stock in an individual retirement account, 401(k) plan or similar tax-favored account, or partnerships or other pass-through entities for U.S. federal income tax purposes and investors in such entities. This summary does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate or gift tax consequences), the Medicare tax on net investment income, the alternative minimum tax or any U.S. state, local, or foreign tax consequences. This summary also does not address any U.S. federal income tax considerations relating to any other transaction other than the Reverse Stock Split.

For purposes of this summary, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the U.S.;

•	A corporation created or organized in or under laws of the U.S., any state thereof or the District of Columbia;

•	An estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust if (1) it is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a holder of our common stock is a partner of a partnership holding shares of our common stock, such holder should consult his or her own tax advisor.

This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Stockholders are urged to consult their own tax advisor with respect to the application of U.S. federal income tax laws to their particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign, or other taxing jurisdiction or under any applicable tax treaty.

The proposed Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, except as described below with respect to cash received in lieu of a fractional share, a U.S. holder will not recognize any gain or loss for U.S. federal income tax purposes upon the Reverse Stock Split. In the aggregate, a U.S. holder’s tax basis in the common stock received pursuant to the Reverse Stock Split (excluding the portion of the tax basis that is allocable to any fractional share) will equal the U.S. holder’s tax basis in its common stock surrendered in the Reverse Stock Split in exchange therefor, and the holding period of the U.S. holder’s common stock received pursuant to the Reverse Stock Split will include the holding period of the common stock surrendered in the Reverse Stock Split in exchange therefor.

In general, a U.S. holder who receives a cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the U.S. holder’s tax basis of the common stock surrendered in the Reverse Stock Split that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its common stock surrendered in the Reverse Stock Split is more than one year as of the date of the Reverse Stock Split. The deductibility of net capital losses by individuals and corporations is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

U.S. holders that have acquired different blocks of our common stock at different times or at different prices are urged to consult their own tax advisors regarding the allocation of their aggregated adjusted basis among, and the holding period of, our common stock.

Information returns generally will be required to be filed with the IRS with respect to the payment of cash in lieu of a fractional share made pursuant to the Reverse Stock Split unless such U.S. holder is an exempt recipient and timely and properly establishes with the applicable withholding agent the exemption. In addition, payments of cash in lieu of a fractional share made pursuant to the Reverse Stock Split may, under certain circumstances, be subject to backup withholding, unless a U.S. holder timely provides to the applicable withholding agent proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional tax and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided that the U.S. holder timely furnishes the required information to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.0001 per share following a Reverse Stock Split. As a result, as of the Effective Date, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

Required Vote

The affirmative vote of a majority of the votes cast is required for the approval of the Reverse Stock Split. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the Reverse Stock Split.

PROPOSAL 6: APPROVAL OF A REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

In connection with the Reverse Stock Split, our stockholders also are being asked to approve an amendment to our Certificate of Incorporation to effect, at certain ratios, a reduction in the total number of authorized shares of our common stock, as illustrated in the table under the caption “Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction.” The implementation of the Authorized Shares Reduction is contingent upon the implementation of the Reverse Stock Split.

Reasons for an Authorized Shares Reduction; Certain Risks

The implementation of a Reverse Stock Split does not require a reduction in the number of authorized shares. As described above, in the event a Reverse Stock Split is implemented, the Board desires to ensure that it strikes an appropriate balance in the post-split number of authorized but unissued and unreserved shares. In determining the appropriate reduction in authorized shares described below, the Board sought to balance relevant proxy advisory firm guidelines with the need to maintain sufficient flexibility with respect to our authorized common stock (as described in more detail above).

The Authorized Shares Reduction would not be directly proportionate to the Reverse Stock Split ratio, and, at a ratio of 10:1 there would be no Authorized Share Reduction, which means, in the event a Reverse Stock Split is implemented, there would be an effective increase in the number of authorized shares of common stock available for issuance. However, this increase would be smaller than the effect a Reverse Stock Split would have had without an Authorized Shares Reduction.

As described in Proposal 5, a Reverse Stock Split and the resulting effective increase in the number of authorized shares available for issuance could, under certain circumstances, have anti-takeover implications. Stockholders should be aware that if Proposal 5 is approved and Proposal 6 is not approved, the authorized shares of common stock would remain unchanged at 500 million shares, and as such, the anti-takeover implications associated with any Reverse Stock Split may be enhanced.

Effects of an Authorized Shares Reduction

If Proposals 5 and 6 are approved, and the Reverse Stock Split is implemented at certain ratios, the Authorized Shares Reduction will become effective simultaneously with the Reverse Stock Split on the Effective Date. As of the Effective Date, the number of authorized shares of common stock will automatically be reduced from 500 million to a range between 250 million and 333 million, as detailed below. For more information, see the caption “Effects of a Reverse Stock Split.”

Relationship Between the Reverse Stock Split Ratio and the Authorized Shares Reduction

Reverse Stock Split Ratio	Number of Shares of Common Stock Authorized
Pre-Reverse Stock Split	500,000,000
Post-Reverse Stock Split 10:1*	500,000,000
Post-Reverse Stock Split 15:1	333,333,333
Post-Reverse Stock Split 20:1	250,000,000

*	At a Reverse Stock Split ratio of 10:1 there would be no reduction in the number of authorized shares.

The Authorized Shares Reduction will not have any effect on the rights of existing stockholders or the par value per share of the common stock.

Required Vote

The affirmative vote of a majority of the votes cast is required for the approval of the Authorized Shares Reduction. Abstentions and broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the Authorized Shares Reduction.

PROPOSAL 7: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

General

We may ask stockholders to vote on a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of the other proposals. In that event, stockholders will be asked to vote only upon this proposal and not on any other matter. If this proposal is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one of the other proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for the proposal for which there are insufficient votes, and the Board may do so without adopting the proposal for which there are sufficient votes at the time of the Annual Meeting.

Required Vote

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote thereon is required for the approval of the adjournment of the Annual Meeting. Abstentions will have the same effect as a vote “against” this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the adjournment of the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

During 2024, only non-management directors comprised the Audit Committee. The Board determined that each member of the Audit Committee is independent under the NYSE listing standards. The Audit Committee operates under a written charter adopted by the Board. As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s accounting and financial reporting processes, audits of the financial statements, internal control and audit functions, and compliance with legal and regulatory requirements and ethical standards adopted by the Company.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2024 with the Company’s management and with Deloitte, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable standards of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from Deloitte pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence.

Based on the foregoing, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Stem Audit Committee

Ira Birns (Chair)

Adam E. Daley

Laura D’Andrea Tyson

CORPORATE GOVERNANCE

Our current governance practices provide for strong independent leadership, active participation by independent directors, and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our various committee charters, which are available on our website located at investors.stem.com, under “Governance.”

Our Governance Philosophy

Our Board believes that there is no single set of generally accepted corporate governance practices that is appropriate across all companies, and that governance practices may evolve as circumstances change. In 2021, our Board determined to separate the CEO and Chairman of the Board functions to allow our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. See “—Board Leadership Structure” below for more information.

Our history as a special purpose acquisition company prior to the Merger left us with certain structural protections. For example, we currently have a classified Board and plurality voting for the election of directors, only the Board is empowered to call a special meeting of our stockholders, and we require a supermajority vote for stockholders to approve amendments to our Bylaws and a limited number of items in our Certificate of Incorporation. Following careful deliberation after the closing of the Merger, our Board initially determined to retain these measures for a period to promote stability and continuity of our Board and to allow us to focus on a consistent strategy while we established ourselves as a public company and transition away from our SPAC roots.

The Board assesses our corporate governance practices at least annually, and may modify these practices from time to time to best address the Company’s unique circumstances, and respond to feedback from and advance the best interests of all stockholders, as and when it believes appropriate.

In 2023, our Board approved, subject to stockholder approval, amendments to our Certificate of Incorporation to:

•	phase out our classified Board structure and to make corresponding updates to director removal provisions; and

•	replace the supermajority stockholder voting requirements in our Certificate of Incorporation with a majority voting.

At our 2023 Annual Meeting of Stockholders, we submitted proposals to declassify our Board and remove the supermajority vote requirement. While both proposals received strong support (with over 98% of the votes cast in favor of such proposals), the proposals did not receive the requisite number of votes as a percentage of our shares outstanding in order to pass. We currently intend to resubmit such proposals at the 2026 Annual Meeting of Stockholders.

Board Composition

Director Nomination Process

The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the Committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experiences that are currently represented on the Board and the skills and experiences that the Board may find valuable in the future, and identifying, evaluating, and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management, and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the Committee, with the assistance of senior executive management, undertakes a vetting process that considers each candidate’s background, independence, and fit with the Board’s priorities. As part of this vetting process, the Nominating Committee, as well as other members of the Board and the CEO, conduct interviews with the candidates. If the Committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the Board for appointment or nomination and to the stockholders for election at the annual meeting. In the case of Mr. Shivram, a member of management identified him as a potential candidate for Board membership. In the case of Mr. Guruswamy, our CEO identified him as a potential candidate for Board membership.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating Committee considers a wide range of factors and generally seeks to balance the following skills, experiences, and backgrounds on the Board:

•

SaaS Knowledge and Experience: Directors with experience as executives, directors or in other leadership positions in Software as a Service (SaaS) and other areas in which we compete, because our success depends on developing and investing in innovative products and technologies. Among other things, this experience is critical to the Board’s ability to understand our products and business, to assess our competitive position within the clean energy industry and the strengths and weaknesses of our competitors, to be aware of technology trends and innovations, and to evaluate potential acquisitions and our acquisition strategy.

•

Public Company Board Experience: Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company’s board to the CEO and other senior management, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues, and how to oversee an ever-changing mix of strategic, operational and compliance-related matters.

•

Senior Leadership: Directors who have served in senior leadership positions are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important and complex operational and strategic issues. These directors’ insights and guidance, and their ability to assess and respond to situations encountered while serving on our Board, may be enhanced by leadership experience at businesses or organizations that involve organizational growth, expansion into new markets, navigation of the regulatory landscapes, and technology or other rapidly evolving business models.

•

Financial Expertise: Knowledge of financial markets, financing, and funding operations, as well as accounting and financial reporting processes, assists our directors in understanding, advising on, and overseeing Stem’s capital structure, financing, and investing activities, as well as our financial reporting and internal controls.

•

Business Development and M&A Experience: Directors with a background in business development and M&A provide insight into developing and implementing strategies for growing our business. Useful experiences in this area includes skills in assessing “make” vs. “buy” decisions, analyzing the “fit” of a proposed acquisition with a company’s strategy, valuing transactions, and assessing management’s plans for integration with existing operations.

•	Clean Energy and Renewables: Directors with experience in the energy, energy infrastructure, clean energy, and renewables industries provide valuable insight to our Board.

•	Government and Regulatory Experience: Directors who have served in government positions provide experience and insights that help us work constructively with governments at the federal, state,

and local levels and address public policy issues, particularly as they relate to Stem’s operations and public support for renewable energy and the energy transition. Directors with a background in regulation can assist the Board in fulfilling its oversight responsibilities related to Stem’s legal and regulatory compliance and its engagement with regulatory authorities.

•

Diverse Perspectives and Backgrounds: We seek a diversity of perspectives and backgrounds on the Board, including with respect to gender, race, ethnic and national background, geography, age, and sexual orientation. For example, one of seven directors identifies as female and three directors identify as racially/ethnically diverse.

In addition to the above, the Nominating Committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity, and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

Summary of Director Skills and Characteristics

The chart below summarizes the qualifications of our directors, as well as director nominees, including knowledge, skills, experiences, and other attributes that the Board believes are relevant to their Board and committee service. Not having a mark does not mean the director does not possess that qualification, skill, or experience. Each director and nominee possesses numerous other skills and experience not identified in the following chart, as further detailed in their biographies beginning on or around page 7 of this Proxy Statement. We believe our directors, including our director nominees, provide a well-rounded set of expertise to assist in effective oversight of Stem management.

Substantial Knowledge, Skills, and Experience	Buzby	Birns	Daley	Guruswamy	Shivram	Tammineedi	Tyson
Other Public Company Boards	X		X		X		X

SaaS/Services				X		X

Capital Allocation	X	X	X	X	X	X	X

Industry/Operational Experience	X	X	X	X	X	X

Business Development and Strategy	X	X	X	X	X	X	X

Corporate Finance	X	X	X		X	X

Current or Former CEO	X		X		X

Accounting and Financial Reporting	X	X	X		X	X

Energy Transition	X		X	X	X	X

Cybersecurity / Information Security							X

Mergers & Acquisitions	X	X	X	X	X	X

Enterprise Risk Management	X	X	X		X		X

Global Business Experience	X	X		X	X		X

Government, Regulatory & Public Policy							X

Stockholder Recommendations for Directors

It is the Nominating Committee’s policy to consider written recommendations from stockholders for nominees for director. The Committee considers nominees recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the Committee as described in the section titled “Communications with the Board” and should include the same information required under our Bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Leadership Structure

One of the Board’s key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. As stated above, the Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the independent members of the Board periodically review the Board’s leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate. At any time when the chairman is not independent or there is not a chairman, the independent members of the Board will, upon the recommendation of the Nominating Committee, designate an independent director to serve as lead independent director.

Our Board’s independent directors have selected an independent member of the Board, David Buzby, to serve as Chairman of the Board. The Board recognizes that one of its key responsibilities is to evaluate and determine an appropriate board leadership structure so as to promote independent oversight of management. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. Previously, during the Company’s leadership transition, the Board appointed Mr. Buzby to serve in the combined role of Interim CEO and Executive Chairman of the Board, and appointed Dr. Tyson to serve as Lead Independent Director, in order to provide unified leadership while the Company recruited a new CEO.

Our Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly affect its selection of the current leadership structure.

The independent directors generally meet in executive session without management present at every regular Board meeting. The purpose of these executive sessions, which are led by our independent Chairman of the Board, is to encourage and enhance communication among independent directors.

Board Oversight of Risk Management

The Board and its committees are actively involved in overseeing risk management for Stem. The Board routinely assesses the Company’s major risks and options for mitigation, in order to promote our stockholders’ interests in Stem’s long-term health, financial strength, and overall success. We believe that our Board composition provides the Company with robust and well-rounded experience to assist in effective oversight of management, as discussed on or around page 43 of this Proxy Statement. The full Board oversees assessment of major risks facing the Company, determining the extent to which such risks are applicable and, to the extent the Board deems it appropriate, evaluating management’s plans for their mitigation. The risks that the Board routinely considers broadly relate to strategic, operational, financial, regulatory, competitive and geopolitical risks. The full Board oversees risk management by the CEO and the rest of our senior management team, by reviewing major financial objectives and critical strategies and long-term plans, including, but not limited to, major allocations of capital, operating performance, and sustainability.

In addition, the Board delegates to its committees responsibility for overseeing certain types of risk, some of which are reflected below:

•

The Audit Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Some of the specific responsibilities of the Committee are overseeing management of risks related to our financial reporting and internal controls, cybersecurity risks, and major financial risks.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs and human capital resources.

•	The Nominating Committee is responsible for overseeing management of risks related to director succession planning, our corporate governance, and our sustainability practices and initiatives.

The Board committees report regularly to the Board on activities in their respective areas of oversight. In addition, the Board and its committees receive regular reports from members of the Company’s senior management on areas of significant risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is tasked with direct day-to-day responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Our senior management team has developed a comprehensive strategic planning and enterprise risk management (“ERM”) process for identifying, assessing and managing risk. Through this process, we identify key risks through a quarterly corporate-level risk mapping exercise, which involves the CEO, CFO, CLO, and other members of senior management, along with a bottom-up operational risk assessment by our various business units and functions. Our executive leadership team and its ERM and Disclosure Committee report directly to the Board, and on a quarterly basis, present to the Board a comprehensive report on material risk identification, response, and mitigation strategies. In addition, we have a DevCo Investment and Risk Committee (the “DevCo Committee”) comprised of our CEO, CFO, CLO, COO, and other members of senior management in sales, finance, and operations. The purpose of the DevCo Committee in 2024 was to report on, and manage, our development company (“DevCo”) strategy and operations, as well to identify and manage major risks as relate to our DevCo business model and parent company guarantees (“PCGs”). In 2024, the DevCo IC met at least monthly and reported quarterly to the Audit Committee on areas of DevCo and PCG activity and risks, as well as mitigants. In mid-2024, our Executive Chair and the Chair of our Audit Committee joined these meetings in oversight roles.

Director Independence

The NYSE listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who do not have a disqualifying relationship, as described in the NYSE listing rules, and who, in the opinion of the board of directors, have no direct or indirect material relationship with the company. Subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the NYSE listing rules and the Exchange Act.

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that all of our current directors, including Messrs. Buzby, Birns, Daley, Guruswamy, Shivram, and Tammineedi and Dr. Tyson, qualify as “independent directors” as defined by the NYSE listing rules. Mr. Buzby was not independent while he served as Interim CEO and Executive Chair of the Company in connection with the leadership transition, but, in accordance with NYSE listing rules, resumed his status as an independent director following such service. Former director John Carrington was not independent during the period he served on the Board, due to his employment with the Company. Former director Gerard Cunningham was not independent during the period he served on the Board due to the compensation received for his former service on the Company’s Software Strategy Working Group. Former directors Michael C. Morgan and Jane Woodward were independent during the period they served on the Board.

Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the independence standards for audit committees and compensation committees, as applicable, established by the SEC and NYSE listing rules.

Director Meeting Attendance

In 2024, all of our directors attended at least 75% of the total number of meetings of the Board and its committees on which they served, and all of our directors (except for one) attended 95% of the Board and its committees on which they served. Meetings of the Board and its committees were held in 2024 as follows:

# of Meetings (1)
Board	16
Audit Committee	9
Compensation Committee	7
Nominating Committee	6

(1)

Includes special meetings as follows: the Board held 12 special meetings in 2024; the Audit Committee held 5 special meetings; the Compensation Committee held 3 special meetings, and the Nominating Committee held two special meetings.

At each 2024 Board meeting, the Board’s independent Chair, or lead independent director, as applicable, led one or more executive session(s) of non-employee directors. In addition, Stem officers regularly attend Board meetings to present information on our business and strategy, and directors have access to our employees outside of Board meetings. From time to time between meetings, Board and committee members confer with each other, with management, and with independent consultants, and representatives of management may meet with these consultants on behalf of the relevant committee.

The Board’s policy is that directors should endeavor to attend the annual meeting of stockholders. Three of our directors then-serving attended our 2024 Annual Meeting of Stockholders.

Board Committees

Our Board has a separately designated Audit, Compensation, and Nominating Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at investors.stem.com, under “Governance.”

Board Committee Members as of      , 2025

Name	Audit Committee	Compensation Committee	Nominating Committee
David Buzby
Ira Birns	Chair
Adam E. Daley	X	X
Vasudevan (Vasu) Guruswamy			X
Krishna Shivram		X
Anil Tammineedi		Chair	X
Laura D’Andrea Tyson	X		Chair

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements, and the annual review of the performance, effectiveness, and independence of the outside auditor; and the periodic review of our key sustainability policies and disclosures, and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures. This includes reviewing the financial information provided to stockholders and others, and reviewing the adequacy and effectiveness of the Company’s internal controls. The Committee also makes recommendations to the Board as to whether our financial statements should be included in our Annual Report on Form 10-K.

The Board has determined that Mr. Birns qualifies as an “audit committee financial expert” under SEC rules, and that each Audit Committee member is sufficiently proficient in reading and understanding the Company’s financial statements to serve on the Audit Committee.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review, evaluate, and approve the total direct compensation and other benefits for our executive officers and directors, and to evaluate whether each element remains competitive with the companies in our executive compensation peer group. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating the performance of these officers in light of the goals and objectives, and setting the officers’ total direct compensation based on those evaluations (except for the total direct compensation of the CEO, which is determined by the independent members of the Board on recommendation of the Compensation Committee). The Compensation Committee oversees our engagement with stockholders on executive compensation matters and also oversees how we manage our human capital resources. The Compensation Committee also administers and makes recommendations to the Board regarding equity incentive plans and approves the grant of equity awards under the plans. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Committee.

The Compensation Committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The Compensation Committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Committee engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant in 2024 to provide advice regarding the amount and form of executive and director compensation.

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or re-election to the Board at each annual meeting of stockholders. The Committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The Committee is also responsible for making recommendations to the Board concerning the size, structure, composition, and functioning of the Board and its committees. In addition, the Committee is responsible for overseeing our sustainability policies, activities, and opportunities, our political contributions and lobbying activities, if any, and our engagement with stockholders on governance, sustainability, and related matters.

Our Commitment to Sustainability

We are committed to the health and well-being of our people, our communities, and our planet. As we mature as a public company, we intend to continue to formalize our sustainability function and programs by developing our processes, strategies, and governance frameworks. Our Sustainability Policy Statement is available on our website and outlines our philosophy with respect to climate change, greenhouse gas emissions (“GHG”), and supply chain concerns, among other things.

Sustainability Management and Oversight

Our sustainability governance structure is evolving to include numerous participants engaging in information-sharing and decision-making, capitalizing on the depth and breadth of expertise throughout Stem. As discussed in “—Board Committees” above, our Nominating Committee has direct oversight over sustainability issues and regularly meets with key stakeholders to oversee the development of our sustainability program. Our Audit Committee also periodically reviews our key sustainability disclosures and the adequacy and effectiveness of applicable internal reporting and controls related to such disclosures. Our management-level sustainability committee, which is comprised of senior executives and other key stakeholders from our legal, investor relations, and operations functions, provides functional oversight for various sustainability activities at the Company.

Our director of sustainability is in charge of developing our sustainability program. His responsibilities include:

•	assisting the CEO, CLO, Chief People Officer, and other stakeholders in further developing our sustainability program and strategy;

•	formulating and recommending policies and practices to implement our strategy;

•	overseeing internal sustainability data collection and reporting; and

•	advising management and the Nominating Committee regarding sustainability issues.

Sustainability Partnerships and Reporting

We have engaged a third-party firm to help us develop our supply chain due diligence program, including with respect to conflict minerals and human rights issues. Our aim is to promote sustainability at all points in our supply chain, and comprehensive due diligence is step one. As we establish and grow these programs, our goal is to have a positive influence, by being open and transparent in our communication and education, with all our partners with whom we engage. Our goal is to develop sustainable relationships with our partners while being guided by the circular economy principle, a model of production and consumption that favors durability, reuse, remanufacturing, and recycling to keep materials circulating for as long as possible and reduce waste. Our Partner Code of Conduct and Human Rights Policy Statement can be found on our website and set out our philosophy with respect to our relationship with our partners and human rights concerns.

In 2024, we continued to work with our carbon accounting partner to assist with tracking our GHG emissions in alignment with the GHG Protocol. In addition, we continued to work with our sustainability partner to assist us with climate and sustainability reporting in alignment with the Task Force on Climate-Related Financial Disclosures (TCFD) and the Sustainability Accounting Standards Board (SASB) frameworks. We are closely following the global consolidation of various climate and sustainability disclosure frameworks, and we intend to align our disclosures in a manner that promotes transparency and accountability.

We expect to publish our annual Sustainability Report later this year, which will be made available publicly on our website. We expect to discuss, among other things, our carbon footprint and how we intend to continue to support global decarbonization to reduce the impact of climate change.

Valuing Inclusion

We are committed to building an inclusive culture and team environment that promotes equal employment opportunities and supports our talent. In the spirit of our core values, we are “One Team” and succeed through collaboration when we respect, acknowledge, and celebrate each other’s varied perspectives. We are committed to creating an environment that promotes inclusivity and respect by implementing policies, benefits, training, recruiting, and recognition practices to support our colleagues.

We believe that helping all our employees realize their highest potential by fostering a culture that supports personal development across the organization is necessary to promote inclusion. Our employees have opportunities to learn new skills to develop and advance their careers, and we provide opportunities for all our employees to receive ongoing formal training to help foster their professional development.

We also value the feedback we receive from our employees. In 2023, we launched “Your Voice,” a quarterly employee sentiment portal, which is designed to facilitate communication with our employees and enhance our understanding of employee feedback. In addition, our annual employee engagement survey asks all our employees for their input on a variety of matters. The results of the employee survey are disseminated to all employees, and the results are used to design action plans to assist managers with actively responding to employees’ sentiments. We believe that the employee survey is an important tool that allows us to improve, innovate, and evolve through ongoing engagement and measurement.

Other Corporate Governance Practices and Policies

Board Evaluation Process

In addition to regularly reviewing its leadership structure, the Board conducts an annual self-assessment of its overall functioning and effectiveness. In order to maximize input and facilitate useful feedback, our Secretary solicits from each director, on an anonymous basis, comments on overall Board and committee performance, Board priorities, interaction with management, the flow of information from management to and from the Board and its committees, Board discussion topics, agendas, and processes, and how to further improve overall Board functioning. This information is collected through written questionnaires and assessments, and individual director interviews. In addition, the Chairman of the Board makes himself available for one-on-one discussions with the other members of the Board. Our Secretary then aggregates and anonymizes the responses, which he then shares with the Nominating Committee. The Chair of the Nominating Committee, along with our Secretary, reviews the feedback from the self-evaluation process and makes recommendations to the Board for areas with respect to which the Board and its committees should consider improvements. These areas are further discussed at a meeting led by our Secretary, at which all Board members are present. At the conclusion of this meeting, the Chairman of the Board, working with the senior management team, develops action plans for any items that require follow-up. For example, in 2024, directors continued to prioritize the need for meeting discussions that allowed the Board to discuss and interact efficiently with management on key topics relating to long-term strategy, capital allocation, cost structure, risk management, and other matters relevant to the business in the dynamic external environment. Similarly, the Board made, and planned for, ongoing adjustments and improvements to its Board and committee meetings in connection with its new strategy and business needs and to help promote efficient and effective interaction and performance of its critical governance and risk oversight roles.

Communications with the Board

Our Board has established a process whereby interested parties may communicate with our Board or with any individual director. Interested parties, including stockholders, may send communications in writing addressed to the Board or an individual director, at Corporate_Secretary@stem.com, with a confirmation copy sent by mail to Stem, Inc., c/o the Corporate Secretary, 4 Embarcadero Center, Suite 710, San Francisco, California 94111. Our Corporate Secretary will forward these communications as appropriate to the addressee, depending on the facts and circumstances outlined in the communication. Our Board has directed our Corporate Secretary not to forward certain items such as spam, junk mailings, product inquiries, resumes, and other forms of job inquiries, surveys, and business solicitations. Additionally, our Board has advised the Corporate Secretary not to forward material that is illegal or threatening, but to make our Board aware of such material which it may request be forwarded, retained, or destroyed at our Board’s discretion.

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by Company management of the Company’s stockholder engagement efforts.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets, and how to report compliance concerns. A copy of the code is available on our website located at investors.stem.com, under “Governance.” We intend to disclose future amendments to certain provisions of the code, or waivers of the code granted to executive officers and directors, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of , 2025)	Position
Arun Narayanan	50	Chief Executive Officer
Doran Hole	55	Chief Financial Officer and EVP
Saul R. Laureles	59	Chief Legal Officer and Secretary
Michael Carlson	61	Chief Operating Officer
Kim Homenock	51	Chief People Officer
Albert Hofeldt	55	Chief Technology Officer
Matt Tappin	38	President, Software Division

Arun Narayanan. Mr. Narayanan has served as our Chief Executive Officer since January 2025. He most recently served as Chief Executive Officer at RES Digital Solutions, a division of RES, a global independent renewable energy company, from April 2024 to January 2025. Prior to that, he served as Chief Digital Officer at RES from August 2023 through March 2024. Before joining RES, Mr. Narayanan served as the Chief Data Officer of Anglo American plc, a global mining company, from January 2018 to June 2023, and previously held various strategy, digital, technical, and management positions within SLB (formerly Schlumberger Limited), an energy technology company, in the United States, Europe, and Asia for more than 20 years. Mr. Narayanan holds a bachelor’s degree from the University of Mumbai, a master’s degree in computer science from Iowa State University of Science and Technology, and MBAs from both the University of Houston and the University of Texas at Austin.

Doran Hole. Mr. Hole has served as our Chief Financial Officer and EVP since September 2024. He most recently served as Chief Financial Officer and Executive Vice President of Ameresco, Inc., a renewable energy asset developer, owner, and operator, from July 2019 to August 2024. Prior to that, he served as Chief Executive Officer, North America and Group Vice President – Strategy, at ReneSola Ltd., a solar developer and photovoltaic manufacturer, from November 2017 to July 2019, and as its Chief Financial Officer, North America from December 2016 to November 2017. Mr. Hole holds a Bachelor of Business Administration degree in accounting and international business from the University of Texas at Austin.

Saul R. Laureles. Mr. Laureles has served as our Chief Legal Officer and Corporate Secretary since May 2021. From 2007 to May 2021, he served in various leadership roles at SLB (formerly known as Schlumberger Limited), a global energy technology company, including most recently as Director, Corporate Legal Affairs and Assistant Corporate Secretary, from May 2007 to May 2021. Mr. Laureles earned his B.A. from the University of Chicago and his J.D. from the University of Michigan Law School.

Michael Carlson. Mr. Carlson has served as our Chief Operating Officer since September 2022. Mr. Carlson served as a consultant at Koch Engineered Solutions (“KES”), a company which provides engineering, procurement, and construction services, from April 2020 to August 2020, then as Vice President of KES from August 2020 to September 2022. Prior to that, he served as President, Digital Grid North America, of Siemens Industries, Inc., a digital grid services platform, from July 2014 to March 2019, and as General Manager, Global Software Solutions at General Electric (“GE”), a high-tech industrial company, from July 2010 to June 2014. Mr. Carlson has a B.S. in Accounting and Business Management from Union College and an MBA in Finance and Marketing from Pepperdine University.

Kim Homenock. Ms. Homenock has served as our Chief People Officer since March 2022. Ms. Homenock has 30 years of experience in senior human resources (“HR”) leadership positions across a broad range of industries including power, water, marine, industry, oil & gas, renewables, transportation, financial, and technology services. Previously, Ms. Homenock served as the Director, Devices Software & Services HR, for Amazon.com, Inc., a technology company, from May 2021 to March 2022. Prior to that, she was the Director, NA Transportation HR, from January 2018 to May 2021, at Amazon. She served as Head of Global HR in GE’s Power Conversion division, an electrification and digital solutions business, from August 2014 to January 2018, and before that she served in various HR roles at GE since 2000. Ms. Homenock earned a B.A. from Brunel University, London.

Albert Hofeldt. Dr. Hofeldt has served as our Chief Technology Officer since October 2024. He previously served as our Executive Vice President and Senior Vice President of Technology from June 2022 to October 2024. Prior to joining the Company, Dr. Hofeldt served as Chief Technology Officer at LiquidX, a SaaS-based financial trading machine learning provider, from July 2018 to July 2022, where he built the tech organization and launched a multi-asset class blockchain trading and digitization platform. From October 2012 to June 2018, he served as Chief Technology Officer at Genscape, a leading energy market intelligence company, where he led a similar transformation launching their multi-asset class energy/machine learning platform. Prior to those roles, he held senior leadership positions at Thomson Reuters and worked in technology consulting at Deloitte and Accenture. Dr. Hofeldt earned his Ph.D. in Engineering from Oxford University.

Matt Tappin. Mr. Tappin has served as our President, Software Division (and its predecessors) since March 2023, where he leads the development and execution of the Company’s software business. Prior to joining the Company, Mr. Tappin held senior corporate development positions at Royal Dutch Shell, an energy company, from August 2019 to May 2021, where he focused on investments in the electricity sector, and Centrica, an energy company, from June 2017 to August 2019, where he led corporate development for the distributed energy business globally. Prior to those roles, he was an investment banker in Lazard’s Power, Energy & Infrastructure Group and a corporate attorney at Simpson Thacher & Bartlett. Mr. Tappin earned his B.A. from Washington University in St. Louis and his J.D. and L.L.M. from the Duke University School of Law.

EXECUTIVE COMPENSATION

Our NEOs for 2024 are:

•	John Carrington – Former CEO(1)

•	David Buzby – Former Executive Chair of the Board and Interim CEO(2)

•	Doran Hole – Chief Financial Officer and EVP(3)

•	Michael Carlson – Chief Operating Officer

(1)	Mr. Carrington’s employment as CEO was terminated without cause effective September 11, 2024. Mr. Carrington remained employed as a Strategic Advisor through December 31, 2024.

(2)

Mr. Buzby was appointed Executive Chair of the Board in August 2024. On September 11, 2024, the Board appointed Mr. Buzby as Interim CEO. He served in these capacities until January 27, 2025, when the Board appointed Mr. Arun Narayanan as the Company’s Chief Executive Officer, effective January 27, 2025. Mr. Buzby currently serves as the non-executive Chair of the Board.

(3)	Mr. Hole was appointed Chief Financial Officer and EVP effective September 2, 2024.

Summary Compensation Table

The following table sets forth information concerning the compensation paid to our NEOs:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
John Carrington Former Chief Executive Officer(5)	2024 2023	586,539 550,600	— —		529,674 2,172,642	(9)	445,147 633,540	(9)	— 514,250	735,597 13,200	2,296,957 3,884,232
David Buzby Former Interim Chief Executive Officer and Executive Chair(6)	2024	289,062	282,787	(10)	140,000		164,000		—	11,708	887,557
Doran Hole Chief Financial Officer and EVP(7)	2024	146,523	300,000	(11)	626,111		102,778		—	4,385	1,179,797
Michael Carlson Chief Operating Officer(8)	2024	418,269	—		397,000		282,108		—	—	1,097,377

(1)	Amounts reflect salary actually paid to the NEOs in the years shown, which for Mr. Carrington, includes the salary that he received as a Strategic Advisor to the Company during the later part of 2024.
(2)

Amounts reflect the aggregate grant date fair value of time-vested RSUs granted to the NEOs in the years shown, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), and based on the closing price of our common stock on the date of grant. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests. See Note 16, “Stock-Based Compensation,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024 for additional information regarding these amounts.

(3)

Amounts reflect the aggregate grant date fair value of option awards granted to the NEOs in the years shown, computed in accordance with ASC Topic 718. This amount reflects an accounting grant date value of such awards and does not correspond to actual value that may be realized by the NEOs in the future. A description of the methodologies and assumptions we use to value option awards, and the manner in which we recognize the related expense, are described in Note 16, “Stock-Based Compensation,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. The NEOs may never realize any value from these stock options and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.
(4)

Amounts reflect (i) severance payments for Mr. Carrington, comprised of (a) $600,000 in severance pay, (b) $18,872 for COBRA premiums, and (c) amounts attributed to accelerated RSUs, equal to $102,925, in each case which are described in additional detail in “Potential Payments upon Termination or Change in Control” and (ii) for Mr. Buzby, represent amounts paid for temporary housing in San Francisco. The amounts also reflect Company matching contributions to Mr. Carrington and Mr. Hole’s 401(k) accounts, of $13,800 and $4,385, respectively.

(5)

Mr. Carrington’s employment as CEO was terminated without cause effective September 11, 2024, on which date he also stepped down from the Board . He remained with the Company as a Strategic Advisor through December 31, 2024.

(6)	Mr. Buzby served as Interim CEO and Executive Chair of the Board until January 27, 2025. Mr. Buzby was not an NEO prior to 2024; thus, no amounts are reported for such NEO prior to 2024.
(7)	Mr. Doran was appointed as CFO and Executive VP effective September 2, 2024. He was not an NEO prior to 2024; thus, no amounts are reported for such NEO prior to 2024.
(8)	Mr. Carlson was not an NEO prior to 2024; thus, no amounts are reported for him prior to 2024.
(9)

As a result of the termination of Mr. Carrington’s employment effective December 31, 2024, all of his then-outstanding and unvested RSUs and stock options, including those reported in this column, were canceled and forfeited as of the date of his termination of employment, except for the accelerated portion of Mr. Carrington’s RSU awards, which are described in additional detail in “Potential Payments upon Termination or Change in Control”.

(10)	Amounts reflect a guaranteed minimum payout for fiscal 2024 bonus, in accordance with the terms of Mr. Buzby’s executive employment agreement.
(11)	Amounts reflect a sign-on bonus, per the terms of Mr. Hole’s executive employment agreement.

Narrative to Summary Compensation Table

Elements of 2024 Total Direct Compensation

Our 2024 executive compensation program consisted of three primary elements, comprising our NEOs’ total direct compensation:

•	base salary;

•	annual (short-term) cash incentive awards; and

•	LTI awards.

The chart below sets out the primary elements of our NEOs’ 2024 total direct compensation, certain key features of each element, and how each of these compensation elements supports our strategy.

TYPE	ELEMENT	KEY FEATURES	HOW THIS ELEMENT SUPPORTS OUR STRATEGY	PERFORMANCE- BASED?	AT RISK?
Fixed	Base Salary	Only compensation element that is fixed	Provides a base level of competitive cash compensation when all other pay elements are variable or contingent	No	No

TYPE	ELEMENT	KEY FEATURES	HOW THIS ELEMENT SUPPORTS OUR STRATEGY	PERFORMANCE- BASED?	AT RISK?
Short-Term	Annual Cash Incentive	Payout is 100% based on achievement of rigorous quantitative financial goals	Incentivizes performance of key objectives	Yes	Yes

Long-Term	RSUs	Time vesting, subject to continued employment through the vesting date	Promotes stability and retention of our executive team	No	Yes

Long-Term	Stock Options	Have value only when the stock price is higher than the exercise price	Aligns interests of our executive officers with our stockholders	Yes	Yes

These elements allow the Company to remain competitive and attract, retain and motivate top executive talent with current and potential future financial rewards.

The Compensation Committee reviews the elements of total direct compensation for the NEOs at least annually to evaluate whether each element of direct compensation remains competitive with that of companies in our peer group. The Compensation Committee relies on its own judgment in making these compensation decisions after its review of external market practices of companies in our executive compensation peer group, including the size and mix of direct compensation for executives in those companies. The Compensation Committee seeks to achieve an appropriate balance between annual cash rewards that encourage achievement of annual financial and non-financial objectives, and LTI awards that encourage positive long-term stock price performance, with a greater emphasis on LTI awards for more senior executives.

While external market data provides important guidance in making decisions on executive compensation, the Compensation Committee does not set compensation based on market data alone. When determining the size and mix of each element of an NEO’s target total direct compensation, the Compensation Committee also considers the following factors:

•	the size and complexity of the executive’s scope of responsibilities;

•	leadership, management and technical expertise, performance history, growth potential, and position in reporting structure;

•	overall Company and individual performance;

•	retention needs;

•	the recommendations of the CEO (except for his own compensation); and

•	internal pay equity.

Base Salary

Base salary is the fixed portion of an executive’s annual compensation. The Compensation Committee typically reviews base salaries on an annual basis, referring to market data to understand the marketplace for individuals in similar positions. The Committee does not use a formulaic approach when setting an executive officer’s base salary. Instead, taking into account the recommendations of our CEO (except for his own compensation), the Compensation Committee considers the following factors when determining (or, in the case of the CEO, recommending to the Board) individual base salary levels:

•	the nature and responsibility of the executive’s position;

•	market trends for individuals in similar positions at comparable companies;

•	the executive’s expertise, tenure, responsibilities, and performance;

•	competitiveness of the market for the executive’s services; and

•	the desire to maintain internal pay equity among our executives.

Base Salary Decisions in 2024

In February 2024, our Compensation Committee reviewed the base salaries of our NEOs, other than David Buzby and Doran Hole, who were hired later in the year. Applying the factors above, the Committee increased the annual base salary of Mr. Carrington from $550,000 to $600,000, and that of Mr. Carlson from $400,000 to $425,000. Mr. Hole’s base salary was set at $475,000 upon hire, effective September 2024.

Annual Cash Incentive Awards

Our executives are eligible to earn performance-based annual cash incentive awards, based 100% on the achievement of rigorous quantitative financial and operational metrics that are directly linked to the Company’s business strategy. The purpose of our 2024 Annual Incentive Plan (the “2024 AIP”) is to foster a results-driven, pay-for-performance culture and to align executives’ interests with those of our stockholders. Our Compensation Committee selects financial and performance objectives that it believes support our strategy and strike a balance between motivating our executives to increase near-term financial and operating results while driving profitable long-term Company growth and value for stockholders.

The performance metrics under the 2024 AIP were adjusted EBITDA, contracted annual recurring revenue (“CARR”), revenue and operating cash flow.

The Compensation Committee considered the following in selecting these metrics:

Why This Metric?
Adjusted EBITDA	Contracted Annual Recurring Revenue	Revenue	Operating Cash Flow

Shows Company value across periods, with non-recurring events removed for a normalized view. Also reinforces the Company’s stated goal of achieving positive adjusted EBITDA.

Connects executive compensation to the Company’s ability to manage operational expenses over the long term.

Reflects the Company’s increased focus on software and services revenue because it includes accumulated higher margin software contracts on an annualized basis.

Aligns executive compensation to the Company’s ability to position itself for future cash flow.

		Provides a simple snapshot of the Company’s ability to deliver in the current period. Ties executive compensation to the Company’s ability to generate cash.	Promotes management focus on how much cash is generated (and consumed) from operating activities during a relevant period. Aligns executive compensation with actual cash generation.

Three of the four metrics — adjusted EBITDA, revenue and CARR —were also used in our 2023 Annual Incentive Plan (the “2023 AIP”), with the same relative weightings as in 2023. The Committee approved the addition of operating cash flow as a new metric for 2024 to better align with management’s goal of cash generation.

When considering the Company’s operating results for purposes of the annual cash incentive, the Compensation Committee may take into account unusual or infrequent charges or gains, depending on the nature of the item. The Compensation Committee exercises this discretion when it believes that our executives would inappropriately benefit from, or would be inappropriately penalized by, such items.

Annual Cash Incentive Decisions for 2024

Upon review of market data of the applicable compensation peer group, and taking into consideration internal pay equity, the Compensation Committee determined in February 2024 to set Mr. Carrington’s and Mr. Carlson’s 2024 target bonus opportunities at 125% and 75% of salary, respectively. Mr. Hole’s target bonus opportunity was set at 75% of salary upon hire in September 2024, which was to be pro-rated for his partial year of service.

2024 AIP Results

Because we did not achieve threshold performance for any approved metric under the 2024 AIP, our NEOs earned no annual cash incentive award for 2024 performance.

Long-Term Equity Incentive Awards

When determining the amount of LTI awards granted to an NEO, the Compensation Committee considers the executive’s experience, level of responsibilities, and contributions to the success of the Company, as well as market data and internal pay equity. In addition to rewarding our NEOs based on personal and Company performance, equity awards have also served to retain the services of such executives since they are subject to time-based vesting conditions.

Our first-quarter 2024 annual LTI awards to Mr. Carrington and Mr. Carlson, who were employed by the Company at such time, consisted of stock options and RSUs. In February 2024, the Committee approved a change in the LTI mix to officers so that 75% of the target LTI award would be in the form of RSUs and 25% would be in the form of stock options, from the previous 50/50 split. However, only Mr. Carlson received this mix for 2024, as he was the only NEO to serve a full year. Mr. Buzby and Mr. Hole were appointed mid-year and received a different split due to sign-on grants, and Mr. Carrington’s award was structured separately. The Committee determined that this was needed to manage our equity share burn rate (because RSUs require less equity burn to provide similar value) and to incentivize and retain our NEOs during a challenging period for our business. The Committee also deemed the change in grant mix to be appropriate because our 2024 NEO grant values were significantly reduced compared to 2023 grant values.

The Compensation Committee approved the LTI awards set forth below to Mr. Carrington and Mr. Carlson in February 2024. In approving these awards, the Committee considered numerous factors, including the severe share constraint in the Company’s equity incentive plan due to, among other things, the significant decline in our common stock price year-over-year; the Committee’s desire to keep the “burn rate” to an acceptable minimum level; market data; internal pay equity, and the need to balance the appropriate size and mix of awards to incentivize and retain executives. Given these factors, the Committee determined to significantly decrease the 2024 equity award grant values compared to 2023 grant values.

Our equity awards to David Buzby and Doran Hole were determined at the time of their commencement of employment and are described in the “Employment Agreements” section below.

Except as described below, stock options were granted on February 15, 2024, with an exercise price of $3.37, and vest in three annual installments, and RSUs were awarded as of May 28, 2024, and vest in three annual installments.

NEO	Number of RSUs Granted		Number of Options Granted
John Carrington	389,466		172,925
David Buzby	110,236	(1)	400,000
Doran Hole	1,277,777		277,778
Michael Carlson	487,500	(2)	109,344

(1)	Amounts reflect Mr. Buzby’s annual stock awards granted pursuant to his service as a director, which are described further in “Director Compensation.”
(2)	Amounts reflect Mr. Carlson’s May 28, 2024 grant of 212,500 RSUs and November 1, 2024 grant of 275,000 RSUs.

Two NEOs who were appointed mid-year received sign-on LTI grants:

•

Mr. Buzby’s LTI grant in August 2024 for service as Executive Chair/Interim CEO consisted solely of premium-priced stock options, vesting in six equal monthly installments, and with an exercise price of $1.00 (the closing stock price on the date of grant was $0.58); and

•

Mr. Hole received both stock options and RSUs when he joined the Company in September 2024: a) a sign-on, make-whole, equity award of RSUs with a target value of $400,000 (to replace forfeited equity at his previous employer), which will vest 100% on November 7, 2025, subject to his continued employment with the Company on such date; (b) an initial long-term incentive equity award with a target value of $1,000,000, in the form of 75% RSUs and 25% stock options, with 33% vesting on November 7, 2025, 33% vesting on November 7, 2026, and 34% vesting on November 7, 2027, subject to his continued employment with the Company through the applicable vesting dates.

Additionally, on November 1, 2024, the Committee approved an additional award to Mr. Carlson of 275,000 RSUs with a grant date fair value of $110,000, which will vest in full on November 7, 2025, subject to his continued employment at the time of vest; this award was granted outside of the regular 2024 equity compensation program in order to compensate him for the increased uncertainty resulting from our leadership transition and to further incentivize performance for our turnaround in the face of business challenges.

Outstanding Equity Awards at 2024 Fiscal-Year End

The following table sets forth additional information regarding outstanding equity awards held by each of our NEOs as of December 31, 2024:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)*
John Carrington	10/28/2015	(1)	777,150	—	1.25	3/31/2025
	10/22/2019	(1)	1,165,455	—	2.41	3/31/2025
	12/3/2020	(1)	204,600	—	6.81	3/31/2025
	12/3/2020	(1)	782,832	—	0.81	3/31/2025
	5/28/2021	(1)	73,993	—	25.34	3/31/2025
	3/1/2022	(2)	83,735	—	9.33	3/31/2025
	2/24/2023	(3)	44,715	—	10.25	3/31/2025
David Buzby	11/1/2018	(4)	23,717	—	2.27	11/1/2028
	8/28/2024	(5)	400,000	—	1.00	8/28/2034
	5/29/2024	(6)					110,236	66,142
Doran Hole	9/3/2024	(3)	—	277,778	0.90	9/2/2034
	9/3/2024	(7)					444,444	266,666
	9/3/2024	(8)					833,333	500,000
Michael Carlson	9/26/2022	(2)	16,664	16,664	12.83	9/26/2033
	2/15/2023	(3)	33,655	68,331	10.25	2/15/2033
	2/15/2024	(3)	—	109,344	3.37	2/15/2034
	9/26/2022	(9)					12,178	7,307
	2/15/2023	(8)					52,895	31,737
	5/28/2024	(10)					212,500	127,500
	11/1/2024	(7)					275,000	165,000

*	Market values in these columns were determined by multiplying the number of shares of stock by $0.60, the closing price of our common stock on December 31, 2024.
(1)

The stock options disclosed in these rows vested over four years, with 25% of the option vesting on the one-year anniversary of the vesting commencement date and 1/48th of the option vesting monthly thereafter through the four-year anniversary of the vesting commencement date, subject to the NEO’s continued employment with the Company through the applicable vesting dates.

(2)

The stock options disclosed in these rows vest in four equal annual installments beginning on the one-year anniversary of the grant date, subject to the NEO’s continued employment with the Company through the applicable vesting dates.

(3)

The stock options disclosed in these rows vest in three equal annual installments beginning on the one-year anniversary of the grant date, subject to the NEO’s continued employment with the Company through the applicable vesting dates.

(4)	Mr. Buzby’s stock options vested in twelve equal monthly installments, beginning on January 1, 2019.
(5)	Mr. Buzby’s stock options vested in six equal monthly installments, subject to his continuing service as Executive Chair through the applicable vesting date.
(6)	Mr. Buzby’s RSU grant vests in full on the one-year anniversary of the grant date, subject to his continuing service through the applicable vesting date.
(7)	The RSU award, awarded to Mr. Hole as a sign-on grant, vests in full on November 7, 2025.
(8)

The RSU award, awarded to Mr. Hole as part of the Company’s annual equity program, vests in three equal annual installments beginning on the one-year anniversary of the grant date, subject to the NEO’s continued employment with the Company through the applicable vesting dates.

(9)

The RSU award vests in four equal annual installments beginning on the one-year anniversary of the grant date, subject to the NEO’s continued employment with the Company through the applicable vesting dates.

(10)	The RSU award vests in three annual installments of 33%, 33% and 34%, beginning on March 7, 2025.

Potential Payments Upon Termination or Change in Control

Each of Messrs. Buzby, Hole and Carlson is party to an employment agreement (each, an “Employment Agreement”) that provides for certain severance payments and benefits in connection with certain qualifying terminations of employment, as well as enhanced severance payments and benefits if qualifying terminations of employment occur in connection with a “Change in Control” (as defined in the Company’s 2024 Equity Incentive Plan).

Employment Agreements

David Buzby: We entered into an executive employment agreement with Mr. Buzby in connection with his appointment as Interim CEO and Executive Chair. Under the Agreement, Mr. Buzby received an annualized base salary of $600,000, less applicable taxes, payroll deductions and withholdings, prorated for the total duration of his service in 2024. In connection with his service, he also received (a) a cash incentive award under the Company’s annual incentive plan with a target bonus opportunity of 125% of his annual base salary, subject to the Company’s performance and a guaranteed minimum payout of 75% of the target bonus opportunity, which was prorated for the total duration of his service in 2024, and (b) a grant of 400,000 stock options, with an exercise price of $1.00, vesting ratably for six months. Mr. Buzby was also entitled to reimbursement of temporary housing expenses not to exceed $6,700 per month and reasonable travel and transportation expenses. Mr. Buzby served as Interim CEO and Executive Chair until the Board appointed Mr. Arun Narayanan as the Company’s CEO on January 27, 2025; Mr. Buzby now serves the Company as the Non-Executive Chair of the Board and is no longer entitled to the compensation and benefits described above.

Doran Hole: In connection with his appointment as CFO and EVP, we entered into an executive employment agreement with Mr. Hole. Under the agreement, Mr. Hole receives an annual base salary of $475,000, less applicable taxes, payroll deductions and withholdings. In connection with his appointment, he also received: (a) a sign-on cash bonus of $300,000, less applicable taxes, payroll deductions and withholdings; (b) a sign-on, make-whole, equity award of RSUs with a target value of $400,000 (to replace forfeited equity at his previous employer), which will vest 100% on November 7, 2025, subject to his continued employment with the Company on such date; (c) an initial long-term incentive equity award with a target value of $1,000,000, in the form of 75% RSUs and 25% stock options, with 33% vesting on November 7, 2025, 33% vesting on November 7, 2026, and 34% vesting on November 7, 2027, subject to his continued employment with the Company through the applicable vesting dates; and (d) reimbursement for reasonable relocation expenses not to exceed $100,000 and reasonable temporary housing expenses not to exceed $25,000, subject to repayment under certain circumstances. In addition, Mr. Hole was eligible to receive a cash incentive award under the Company’s annual incentive plan with a target bonus opportunity of 75% of his annual base salary (to be prorated for his partial year of service in 2024).

Michael Carlson: We entered into an employment agreement with Mr. Carlson in 2022, which provided for his initial compensation and benefits, including an initial base salary, annual bonus opportunity, and initial equity awards. Mr. Carlson’s employment agreement is on the Company’s standard form of Executive Employment Agreement, a copy of which was previously filed with the SEC as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Change in Control Benefits

The “Change in Control Period” in Mr. Hole’s and Mr. Carlson’s Employment Agreements commences three months prior to the occurrence of the Change in Control and ends 12 months following the Change in Control. Upon a termination without “Cause” (other than a termination due to death or disability) or resignation for “Good Reason,” in each case, outside of the Change in Control Period (each, as defined in the employment agreements), the NEO would be eligible to receive: (i) payment of any bonus earned, but not yet paid for the year prior to the year of termination; (ii) an amount equal to nine months in the cases of Mr. Hole and Mr. Carlson, of annual base salary in effect immediately prior to termination; (iii) payment of a pro rata bonus for the year of termination based on actual performance; (iv) payment or reimbursement for the premiums that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to nine months following the date of termination; and (v) for Mr. Carlson, the accelerated vesting of certain outstanding equity awards. Receipt of all such payments and benefits would be subject to the NEO’s execution and non-revocation of a release of claims and his continued compliance with the covenants set forth in his employment agreement.

Upon a termination without Cause (other than a termination due to death or disability) or resignation for Good Reason, in each case, during the Change in Control Period, the NEO would be eligible to receive: (i) cash payment equal to one times the sum of the NEO’s annual base salary plus target bonus; (ii) payment of any bonus earned, but not yet paid for the year prior to the year of termination; (iii) payment of a pro- rata bonus for the year of termination based on actual performance; and (iv) payment or reimbursement for the premium that the NEO would be required to pay to maintain continued health coverage under COBRA for a period of up to twelve months following the date of termination. Receipt of all such payments and benefits would be subject to the NEO’s execution and non-revocation of a release of claims and his continued compliance with the covenants set forth in the employment agreements.

Carrington Separation Agreement

Mr. Carrington served as a Strategic Advisor until December 31, 2024, at which time his employment with the Company was terminated. In connection with Mr. Carrington’s termination, we entered into a Separation and Release of Claims Agreement with Mr. Carrington. In addition, because Mr. Carrington’s departure constituted a termination without cause, he was entitled to the following payments and benefits pursuant to the terms and applicable provisions of his Employment Agreement, which we entered into with Mr. Carrington in 2021: (i) a cash payment of $600,000, being equal to 12 months of his annual base salary in effect on the Separation Date, less applicable taxes and withholdings; (ii) reimbursement for up to 12 months for 100% of the monthly premium costs of continuation coverage under COBRA; (iii) accelerated vesting of 171,428 RSUs (with all other outstanding and unvested stock options and RSUs being forfeited as of the Separation Date); and (iv) all stock options that were vested as of the Separation Date will remain exercisable until the earlier of (A) the date three months following the Separation Date and (B) the expiration of the term of such stock options as set forth in the applicable award agreement. All of the foregoing are pursuant to the 2021 Employment Agreement and in consideration of Mr. Carrington’s non-revocation of the release of claims in favor of the Company, and his continued compliance with certain confidentiality, non-disparagement, and non-competition covenants.

The 2021 Plan

Pursuant to the terms of the 2021 Equity Incentive Plan, and unless provided otherwise in an award agreement or other agreement between us or an affiliate and the participant, in the event of Change in Control (as defined in the 2021 Plan), our Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control:

•

arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar stock award for the award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

•

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by our Board, with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as our Board, in its reasonable determination, may consider appropriate as an approximation of the value of the cancelled award; and

•

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.

Our Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award. In the absence of any affirmative determination by our Board at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, referred to as a successor corporation, unless the successor corporation does not agree to assume the award or to substitute an equivalent award, in which case the vesting of such award will accelerate in its entirety (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as our Board will determine (or, if our Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

The 2024 Plan

In the event of a Change in Control (as defined in the 2024 Equity Incentive Plan), the Board will take one or more of the following actions with respect to each outstanding award, contingent upon the closing or completion of the Change in Control:

•	arrange for the surviving corporation or acquiring corporation (or the parent company thereof) to assume or continue the award or to substitute a similar award for the award;

•

arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of common stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the parent company thereof);

•

accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as determined by the Board (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the award;

•

cancel, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such consideration (in cash, property, securities or a combination thereof), if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled award; and

•

cancel, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment equal to the excess, if any, of (A) the value in the Change in Control of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; provided, that the Board may cancel and terminate without payment any option or SAR with an exercise price equal to or in excess of the value of the shares of common stock subject to such option or SAR determined as of immediately prior to the Change in Control.

The Board need not take the same action with respect to all awards or portions thereof or with respect to all participants and may take different actions with respect to the vested and unvested portions of an award.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding award will be assumed or an equivalent award will be substituted by such successor corporation or a parent or subsidiary thereof, unless such successor corporation does not agree to assume or substitute the award, in which case the vesting of such award will accelerate (along with, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

An award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the award agreement for such award or as may be provided in any other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Other Compensation Plans

Health and Welfare Plans and 401(k) Plan. The NEOs are eligible to participate in the Company’s employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, long-term care benefits, and short- and long-term disability and life insurance, to the same extent as the Company’s other full-time employees, subject to the terms and eligibility requirements of those plans. The NEOs also participate in our 401(k) plan, subject to limits imposed by the Internal Revenue Code, to the same extent as the Company’s other full-time employees.

Other Benefits. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

Limited Perquisites. We provide only limited perquisites to our NEOs. None of our NEOs (other than David Buzby, in his capacity as Interim CEO), received $10,000 or more of perquisites or other personal benefits from the Company in 2024.

Stock Ownership Guidelines

In April 2022, the Compensation Committee adopted Stock Ownership Guidelines that apply to our executive officers and directors. The guidelines are intended to further the Company’s goal of promoting sound corporate governance practices by aligning the financial interests of the executive officers and directors with those of our stockholders.

Under the guidelines, our CEO is expected to maintain ownership of Stem common stock representing five times his annual base salary, and each other executive officer is expected to maintain ownership of Stem common stock representing two times his or her annual base salary. Board members are each expected to maintain ownership of Stem common stock representing four times his or her annual cash retainer. Under the guidelines, our executives and board members have five years to satisfy the ownership requirements. During that time, directors and executive officers are expected to retain 50% of the net shares acquired upon stock option exercises and RSU vesting, until they achieve their minimum requirement under the guidelines.

As of March 31, 2025, all of our NEOs and board members were in compliance with our stock ownership guidelines.

Insider Trading Policy and Prohibitions on Hedging and Pledging
We have adopted insider trading policies and procedures governing the purchase, sale, and other transactions in Company securities by the Company’s directors, officers, employees, consultants, and contractors, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations and NYSE listing standards.
Our Insider Trading Policy prohibits (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; (d) hedging transactions; and (e) encourages individuals to exercise caution when pledging Company securities as collateral for a loan. As of December 31, 2024, no shares of Company common stock beneficially owned by a director or executive officer is subject to a pledge.
In addition, from time to time, the Company may engage in transactions in its own securities, including share issuances and repurchases. The Company’s practices with respect to share issuances and repurchases, which are overseen by the Finance and Legal departments (and, if appropriate, approved by the Board or appropriate committee), are designed to promote compliance with applicable insider trading and other securities laws, rules, regulations, and NYSE listing standards. Transactions pursuant to equity-based compensation arrangements are conducted in accordance with the terms of the plans and agreements.
Executive Compensation Recoupment Policy
We adopted a clawback policy in October 2023 that is intended to comply with the requirements of NYSE Listing Standard 303A.14 implementing Rule
10D-1
under the Exchange Act. In the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-
compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. Our clawback policy is filed as Exhibit 97 to our Annual Report on Form
10-K
for the year ended December 31, 2024.
Equity Grant Timing
The Compensation Committee approves and grants annual equity awards at approximately the same time each year, in late February. The Compensation Committee may also consider and approve interim or mid-year
grants from time to time based on business needs, such as when a new executive joins the Company. The Committee does not take material nonpublic information into account when determining the timing and terms of equity awards and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

P
AY
VERSUS PERFORMANCE
The Company has prepared this disclosure in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation
S-K
under the Exchange Act (“Item 402(v)”) and does not necessarily reflect value actually realized by our NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review “Executive Compensation” beginning on or around page 55.
Pay Versus Performance Table
The following table and related disclosure provide the information required for our NEOs for each of the fiscal years ended December 31, 2024, 2023, and 2022 along with the required financial information required for each fiscal year:

Year	Summary Compensation Table Total for Former Interim CEO (Buzby) $	Compensation Actually Paid to Former Interim CEO (Buzby) $ (1)	Summary Compensation Table Total for Former CEO (Carrington) $	Compensation Actually Paid to Former CEO (Carrington) $ (1)	Average Summary Compensation Table Total for Non-CEO NEOs $ (1)	Average Compensation Actually Paid to Non-CEO NEOs $ (1),(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net Income (in millions) $
2024	887,557	699,333	2,296,957	(3,541,104)	1,138,587	816,569	3.18	(854.0)
2023	—	—	3,884,232	(6,086,830)	3,154,648	380,032	20.45	(140.4)
2022	—	—	3,140,333	(13,241,250)	3,491,627	2,863,999	47.13	(124.1)
Deductions from, and additions to, total compensation in the Summary Compensation Table for 2024 to calculate Compensation Actually Paid include:

	2024
	David Buzby	John Carrington	Average Other NEOs (2)
Total Compensation from Summary Compensation Table	$887,557	$2,296,957	$1,138,587
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(304,000)	$(974,821)	$(703,999)
Year-end fair value of unvested awards granted in the current year	$66,472	$—	$604,736
Year-over-year difference of year-end fair values for unvested awards granted in prior years	$—	$—	$(191,359)
Fair values at vest date for awards granted and vested in current year	$112,019	$—	$—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(62,716)	$(2,012,455)	$(31,396)
Forfeitures during current year equal to prior year-end fair value	$—	$(2,850,785)	$—
Dividends or dividend equivalents not otherwise included in total compensation	$—	$—	$—

Total Adjustments for Equity Awards	$(188,224)	$(5,838,061)	$(322,018)

Compensation Actually Paid (as calculated)	$699,333	$(3,541,104)	$816,569

*
All stock option and Performance Stock Unit (PSU) valuations included in “Compensation Actually Paid” values were performed using the Black-Scholes option pricing model and Monte Carlo simulation valuation method, respectively, in a manner consistent with the process used to determine stock option grant date fair values under ASC 718. All stock award valuations (other than for PSUs) included in “Compensation Actually Paid” values were performed using the closing price of the Company’s common stock.

(2)	The other NEOs in each covered year were as follows:

•	2024: Doran Hole, Michael Carlson

•	2023: William Bush, Saul Laureles, Alan Russo, Prakesh Patel

•	2022: William Bush, Saul Laureles, Kim Homenock, Robert Schaefer

Analysis of the Information Presented in the Pay versus Performance Table
Our executive compensation program reflects a variable
pay-for-performance
philosophy. While we utilize several performance measures to align
executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures
:

•	Cumulative TSR

•	Net Income

CAP vs. TSR
$6,000
$3,000
$-
$(3,000)
$(6,000)
$(9,000)
$(12,000)
$(15,000)
Compensation ($000s)
$50
$25
$-
$(25)
$(50)
$(75)
$(100)
$(125)
Total Shareholder Return on $100 Invested at Beginning of Period
2022
2023
2024
CAP to CEO: Buzby (2024 Only)
CAP to CEO: Carrington
Avg. CAP to Other NEOs
STEM value of $100 Invested 12/31/21

CAP vs. Net Income
$6,000
$3,000
$-
$(3,000)
$(6,000)
$(9,000)
$(12,000)
$(15,000)
Compensation ($000s)
$400
$200
$-
$(200)
$(400)
$(600)
$(800)
$(1,000)
Net Income ($ Mil.)
2022
2023
2024
CAP to CEO: Buzby (2024 Only)
CAP to CEO: Carrington
Avg. CAP to Other NEOs
Net Income ($Mil.)

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2024 about our equity compensation plans, all of which have been approved by our stockholders (and does not take into account the potential effect of Proposal 2 to approve the amendment and restatement to the Stem, Inc. 2024 Equity Incentive Plan (for purposes of this document section, the “2024 Plan”)). As of that date, we had outstanding awards under three equity compensation plans: the 2009 Equity Incentive Plan (the “2009 Plan”), the 2021 Equity Incentive Plan (the “2021 Plan”) and the 2024 Plan. Awards currently may be granted only under our 2024 Plan.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	8,552,283	$5.5952	8,337,338
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Reflects all shares of common stock subject to outstanding options, RSUs, and PSUs granted under the 2009 Plan, the 2021 Plan, and the 2024 Plan.
(2)	The weighted average exercise price relates solely to outstanding stock options, since shares subject to the RSUs and PSUs have no exercise price.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for periodically reviewing and approving the form and amount of compensation paid to our non-employee directors for their service on our Board and its committees. Generally, directors who are employees of the Company do not receive compensation for serving on the Board.

In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including the responsibilities of directors generally, as well as committee chairs, and the form and amount of compensation paid to directors by peer companies.

As a general matter, our Compensation Committee annually reviews our non-employee director compensation. However, in 2024, the Committee determined that, given the Company’s then-current stock price and in the interest of conserving cash, it would not undertake a market review of non-employee director pay. As a result, for the second consecutive year, the Committee did not approve any non-employee director pay increases at that time.

Cash Compensation. The following table shows the cash retainer for service on the Board and various committees. Cash payments were made quarterly in arrears. Compensation for committee chair service is in lieu of compensation for committee membership, and not in addition to it.

Position	Cash Retainer ($)
Board Member	60,000
Additional Retainers
Chairman of the Board	—
Audit Committee Chair	20,000
Compensation Committee Chair	12,000
Nominating Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	6,000
Nominating Committee Member	4,000

Equity Compensation. Upon election or re-election to our Board and in connection with each annual meeting of stockholders, non-employee directors receive an annual equity grant of time-based RSUs with a target grant date fair value of $140,000, subject to an overall per-director limit of $600,000 on the total cash fees paid and value of equity granted in a single year. In 2024, each non- employee director was awarded 110,236 RSUs, which will vest in full on May 29, 2025, the anniversary of our 2024 Annual Meeting of Stockholders.

Gerard Cunningham Special Compensation. In addition to compensation earned for Board service, Mr. Cunningham received payments for his advisory services to the Board, including on the Board’s Software Strategy Working Group (an ad hoc non-Committee advisory body). See footnotes 3, 4 and 5 to the table below for details.

The following table shows total compensation received by our non-employee directors for their service in 2024, calculated in accordance with SEC rules. Mr. Carrington, our former CEO, did not receive compensation for his Board service during the period he served on our Board in 2024. Mr. Buzby, our former Executive Chair and Interim CEO, received compensation for his roles in 2024.

2024 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)		Option Awards ($)		All Other Compensation ($)		Total ($)
David Buzby	87,000		110,236		—		—		226,400
Ira Birns	72,174		110,236		—		—		211,574
Adam E. Daley	70,000		110,236		—		—		209,400
Gerard Cunningham(2)	166,182	(3)	253,103	(4)	45,000	(5)	112,136	(6)	576,421
Michael C. Morgan(7)	72,000		110,236		—		—		211,574
Anil Tammineedi	74,000		110,236		—		—		213,574
Laura D’Andrea Tyson	70,000		110,236		—		—		209,400
Jane Woodward(8)	70,000		110,236		—		—		209,400

(1)

Amounts reported for all directors, except Mr. Cunningham, reflect the aggregate grant date fair value of RSUs calculated in accordance with applicable accounting standards and based on the closing price of our common stock on May 29, 2024 (the grant date of the RSUs) of $1.27. These amounts may not correspond to the actual value eventually realized by each director because the value depends on the market value of our common stock at the time the RSUs vest. As of December 31, 2024, none of our non-employee directors held outstanding equity awards, other than those shown in the table above, except for Mr. Buzby who holds 23,717 stock options that were awarded before the Merger.

(2)	Mr. Cunningham resigned from the Board effective February 28, 2025.
(3)

In addition to the Board’s annual cash retainer, Mr. Cunningham received special cash payments of $35,700 and $103,449 on July 18, 2024 and August 28, 2024, respectively, for his service on the Board’s Software Strategy Working Group.

(4)

Reflects a pro-rated grant of 12,138 RSUs in connection with Mr. Cunningham’s appointment to the Board. In addition, Mr. Cunningham received two further RSU awards, for his service on the Software Strategy Working Group: (a) first, a grant of 110,236 RSUs on May 29, 2024, with a grant date fair value of $140,000, calculated in accordance with applicable accounting standard and based on the closing price of our common stock of $1.27 on the date of grant, and (b) second, 75,727 RSUs on July 18, 2024, with a grant date fair value of $97,688, calculated in accordance with applicable accounting standard and based on the closing price of our common stock of $1.29 on the date of grant.

(5)

Mr. Cunningham received a grant of 45,000 stock options on August 28, 2024 for his service on the Software Strategy Working Group. Of these, a total of 15,000 of these stock options were forfeited, following the early termination of Mr. Cunningham’s service to the working group. The grant date fair value of Mr. Cunningham’s option awards was computed in accordance with ASC Topic 718 and reflects the accounting grant date value of such award. A description of the methodologies and assumptions we use to value option awards, and the manner in which we recognize the related expense, is described in Note 16, “Stock-Based Compensation,” to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024.

(6)

In connection with his resignation from the Board, the Board approved the accelerated vesting of the following of Mr. Cunningham’s outstanding RSUs: (i) accelerated vesting of the 110,236 RSUs that were scheduled to vest on May 29, 2025 and (ii) accelerated vesting of the 75,727 RSUs that were scheduled to vest on June 26, 2025.

(7)	Mr. Morgan resigned from the Board effective October 7, 2024. As a result, the entirety of his unvested RSUs granted on May 29, 2024 was forfeited.
(8)	Ms. Woodward resigned from the Board effective January 31, 2025. As a result, the entirety of her unvested RSUs granted on May 29, 2024 was forfeited.

Non-employee directors who begin their Board, Board Chair, committee or committee chair service after the Annual Meeting of Stockholders receive a prorated amount of annual compensation. Messrs. Guruswamy and Shivram did not receive compensation in 2024 as they were not appointed to the Board until 2025. The Company also reimburses non-employee directors for reasonable travel and other business expenses incurred in the performance of their services for the Company, in accordance with our expense reimbursement policy as in effect from time to time.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership by Management and our Board

The following table and accompanying footnotes set forth information known to us with respect to the beneficial ownership of our common stock as of March 31, 2025 for (i) each director and director nominee, (ii) each of our NEOs, and (iii) all current directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 166,172,052 shares of our common stock issued and outstanding as of March 31, 2025. The number of shares beneficially owned by each person or group as of March 31, 2025 includes shares of common stock that such person or group has the right to acquire within 60 days of March 31, 2025, including shares upon the exercise of options to purchase common stock or the vesting of RSUs. References to options in the footnotes to the table below include only options outstanding as of March 31, 2025 that are currently exercisable or that become exercisable within 60 days of March 31, 2025, and references to RSUs in the footnotes to the table below are only to RSUs outstanding as of March 31, 2025 and that vest within 60 days of March 31, 2025.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to the shares listed and the address of each individual is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address	Shares Beneficially Owned	Percentage of Total
Named Executive Officers and Directors
David Buzby (1)	1,433,001	*
John Carrington (2)	1,984,229	1.2%
Doran Hole	—	—
Michael Carlson (3)	344,344	*
Ira Birns (4)	134,420	*
Adam E. Daley (5)	348,774	*
Vasudevan (Vasu) Guruswamy (6)	62,222	*
Krishna Shivram (6)	62,222	*
Anil Tammineedi (7)	4,449,596	2.7%
Laura D’Andrea Tyson (8)	159,747	*
All current directors and executive officers as a group (14 persons) (9)	8,553,036	5.1%

*	Represents beneficial ownership of less than one percent.
(1)

Includes (a) 490,384 options to purchase shares of common stock held by Mr. Buzby, and (b) 641,209 shares of common stock held by the David S. Buzby Revocable Trust, of which Mr. Buzby serves as trustee and over which he holds sole voting and investment power.

(2)	Mr. Carrington was terminated without cause as CEO and stepped down from his Board membership effective September 11, 2024.
(3)	Includes 120,422 options to purchase shares of common stock.
(4)	Includes 110,236 restricted stock units.

(5)

Includes (a) 110,236 restricted stock units held by Mr. Daley, (b) 92,776 shares held by Daley Revocable Trust, of which Mr. Daley serves as co-trustee, and (c) 96,251 shares held by Daley Investment Trust, of which Mr. Daley serves as co-trustee. With respect to each trust, Mr. Daley shares voting and investment power with his spouse.

(6)	Includes 62,222 restricted stock units.
(7)

Includes (a) 110,236 restricted stock units and (b) 4,289,849 shares of common stock held by Angeleno Investors III, L.P. Mr. Tammineedi is a Principal at Angeleno Group, an affiliate of Angeleno Investors III, L.P., and may be deemed to share voting and investment power with respect to all shares held by Angeleno Investors III, L.P.

(8)	Includes 110,236 restricted stock units.
(9)

Includes (a) 1,142,530 options to purchase shares of common stock and (b) 579,787 restricted stock units. Other than the 490,384 options to purchase shares of common stock held by Mr. Buzby, all of such options are held by our executive officers.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of March 31, 2025, with respect to entities known by the Company to be the beneficial owners of more than 5% of our common stock, based solely on the information reported by such persons in their Schedule 13G filings with the SEC. For each entity included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such entity by the 166,172,052 shares of common stock outstanding on March 31, 2025.

Name and Address	Shares Beneficially Owned	Percentage of Total
BlackRock, Inc. (1)	11,415,865	6.9%
50 Hudson Yards
New York, NY 10001
The Vanguard Group (2)	8,655,953	5.2%
100 Vanguard Blvd.
Malvern, PA 19355

(1)

Based solely on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 11,066,857 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 11,415,865 shares, and shared dispositive power with respect to 0 shares.

(2)

Based solely on a Schedule 13G/A filed on November 12, 2024 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 68,646 shares, sole dispositive power with respect to 8,530,250 shares, and shared dispositive power with respect to 125,703 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, among others, to file an initial report of ownership of Stem common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. The Company believes, based solely on a review of the forms filed with the SEC and on written representations from reporting persons, that with respect to the fiscal year ended December 31, 2024, all of its executive officers, directors, and beneficial owners (if any) of more than 10% of its equity securities filed on a timely basis the reports required to be filed under Section 16(a) of the Exchange Act except that the following Section 16 reports were not timely filed: one Form 4 for Mr. Carrington reporting one late transaction; one Form 4/A for Mr. Buzby reporting two late transactions; and one Form 3/A for Mr. Hofeldt.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

The Board has a written policy governing the review, approval, and ratification of “related person transactions.” Under SEC rules, as applied by the Board, “related persons” include any director, executive officer, director nominee, or greater than 5% stockholder of Stem since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which Stem is a participant and any related person has a direct or indirect material interest, where the amount involved exceeds $100,000, unless excluded under Item 404(a) of SEC Regulation S-K.

The Nominating Committee, with assistance from the Company’s Chief Legal Officer and Secretary, is responsible for reviewing and, where appropriate, approving any related person transaction involving Stem and any related persons. The Nominating Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of Stem and its stockholders.

Since the beginning of 2023, there were no related person transactions under the relevant standards.

Related Party Transaction Policy and Review Process

Our related party transaction policy sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Nominating Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related party transaction, our management must present information regarding the related party transaction to our Nominating Committee for review, consideration, and approval or ratification. We will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our directors, officers, and employees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Nominating Committee will take into account the relevant available facts and circumstances including, but not limited to: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the interest of the related person in the transaction.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2026 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at Corporate_Secretary@stem.com, with a confirmation copy sent by mail to the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of 6:00 p.m. Pacific Time on     , 2025 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2026 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the date on which the Company makes the first public announcement of the date of such annual meeting. Therefore, unless the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 4, 2026 and no later than the 6:00 p.m. Pacific Time on March 6, 2026.

Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws (which include the timing and information required under Rule 14a-19 of the Exchange Act). If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice, and our Annual Report on Form 10-K for the year ended December 31, 2024, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (877) 374-7836, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call the number above.

APPENDIX A: STEM, INC. AMENDED & RESTATED 2024 EQUITY INCENTIVE PLAN

STEM, INC.

2024 EQUITY INCENTIVE PLAN

Amended and Restated as of June 4, 2025 (the “Effective Date”)

1. GENERAL.

(a) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible award recipients may benefit from increases in the value of the Common Stock.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. This Plan provides for the grant of the following Awards, any of which may be subject to the achievement of Performance Goals: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; and (v) Restricted Stock Unit Awards.

(d) History. The Plan was originally effective on May 29, 2024 (the “Original Effective Date”).

Following the Original Effective Date, no further equity compensation awards were granted pursuant to the Prior Plan.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer this Plan. The Board may delegate administration of this Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of this Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when or how a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of this Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in this Plan or in any Award Document, in a manner and to the extent it will deem necessary or expedient to make this Plan or Award fully effective.

(iii) To settle all controversies regarding this Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, or to extend, in whole or in part, the time during which an Award may be exercised or vest, or at which cash or shares of Common Stock may be issued.

(v) To suspend or terminate this Plan at any time, including to impose a “blackout” or other periods during which Awards may not be exercised or settled. Except as otherwise provided in this Plan or an Award Document, suspension or termination of this Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend this Plan in any respect the Board deems necessary or advisable, including, without limitation, adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code and/or making this Plan or Awards granted under this Plan exempt from or compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. To the extent required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of this Plan that (A) materially increases the number of shares of Common Stock available for issuance under this Plan, (B) materially expands the class of individuals eligible to receive Awards under this Plan, (C) materially increases the benefits accruing to Participants under this Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under this Plan, (E) materially extends the term of this Plan, or (F) materially expands the types of Awards available for issuance under this Plan. Except as otherwise provided in this Plan (including subsection (viii) below) or an Award Document, no amendment of this Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to this Plan for stockholder approval, including, but not limited to, amendments to this Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3 of the Exchange Act or any successor rule, if applicable.

(viii) To approve forms of Award Documents for use under this Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Documents for such Awards, subject to any specified limits in this Plan that are not subject to Board discretion. A Participant’s rights under any Award will not be impaired by any such amendment unless the Company requests the consent of the affected Participant, and the Participant consents in writing. However, a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. In addition, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan and/or Award Documents.

(x) To adopt such procedures and sub-plans as are necessary or appropriate (A) to permit or facilitate participation in this Plan by persons eligible to receive Awards under this Plan who are not citizens of or who are not subject to taxation by or who are employed outside of the United States or (B) to allow Awards to qualify for special tax treatment in a jurisdiction other than the United States. Board approval will not be necessary for immaterial modifications to this Plan or any Award Document that are required for compliance with the laws of the relevant jurisdiction.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of this Plan to a Committee or Committees. If administration of this Plan is delegated to a Committee, the Committee will have, in connection with the administration of this Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in the charter of the Committee to which the delegation is made, or resolutions, not inconsistent with the provisions of this Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to any subcommittee. Unless otherwise provided by the Board, delegation of authority by the Board to a Committee, or to an Officer or employee pursuant to Section 2(d), does not limit the authority of the Board, which may continue to exercise any authority so delegated and may concurrently administer this Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following, to the maximum extent permitted by applicable law: (i) designate Employees who are not Officers to be recipients of Stock Awards and the terms of such Stock Awards; and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the following: (1) the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer; (2) the time period during which such Stock Awards may be granted and the time period during which the shares of Common Stock issuable upon exercise of a Stock Award may be issued; (3) a minimum amount of consideration (if any) for which such Stock Awards may be issued and a minimum amount of consideration for the shares of Common Stock issuable upon the exercise of a Stock Award; and (4) that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on a form that is substantially the same as the form of Stock Award Document approved by the Committee or the Board for use in connection with such Stock Awards, unless otherwise provided for in the resolutions approving the delegation authority.

(e) Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Stock Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one (1) year anniversary of the date of grant except (i) with respect to an Award that is granted in connection with a merger or other acquisition as a substitute or replacement award for awards held by grantees of the acquired business and (ii) with respect to an Award granted to a Non-Employee Director that vests on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders (provided that such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting); provided, further, that (x) up to 5% of the aggregate number of shares of Common Stock authorized for issuance under this Plan (as described in Section 3(a)) may be issued pursuant to Awards that are subject to vesting periods of less than one-year, and (y) the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, or a Change in Control, in the terms of the Award or otherwise.

(f) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board (or a duly authorized Committee, subcommittee or Officer exercising powers delegated by the Board under this Section 2) in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THIS PLAN.

(a) Share Reserve.

(i) As of the Effective Date, and subject to adjustment as provided in Section 9(a), a total of 13,074,979 shares of Common Stock shall be authorized for issuance pursuant to Stock Awards granted under the Plan, less one share for every one share granted under this Plan after March 31, 2025 and prior to the Effective Date (the “Share

Reserve”). The foregoing shall also be increased by any shares of Common Stock that would have been issuable pursuant to outstanding awards under the Prior Plans that, on or after the Original Effective Date, cease for any reason to be subject to any such awards under the Prior Plans (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock).

(ii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under this Plan. As a single share may be subject to grant more than once (e.g., if a share subject to a Stock Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share Reserve is not a limit on the number of Stock Awards that can be granted.

(iii) Shares may be issued under the terms of this Plan in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under this Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award (i) expires, is cancelled or forfeited or otherwise terminates without all of the shares covered by the Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, cancellation, forfeiture, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that are available for issuance under this Plan. If any shares of Common Stock issued under a Stock Award are forfeited back to, reacquired at no cost by, or repurchased at cost by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited, reacquired or repurchased will revert to and again become available for issuance under this Plan. The following shares of Common Stock shall not be recredited to the Share Reserve and may not again be used for new Stock Awards under this Plan: (x) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Award, (y) shares of Common Stock used to pay the exercise price or withholding taxes related to any outstanding Stock Award, or (z) shares of Common Stock reacquired by the Company with the amount received upon exercise of an Option.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued on the exercise of Incentive Stock Options will be13,074,979 shares of Common Stock.

(d) Source of Shares. The stock issuable under this Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise or shares classified as treasury shares.

(e) Non-Employee Director Compensation Limit. The maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during such fiscal year in respect of such Non-Employee Director’s service as a member of the Board during such fiscal year, shall not exceed a total value of $600,000 (calculating the value of any Awards based on the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto)). Notwithstanding the foregoing, the Board may provide, in its discretion, for exceptions to this limit for a Non-Employee Director, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

(f) Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall remain subject to vesting requirement(s) to the same extent as the underlying Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. In no event shall dividends or dividend equivalents be paid with respect to Options or SARs.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Document will conform to (through incorporation of provisions hereof by reference in the applicable Award Document or otherwise) the substance of each of the following provisions:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Document.

(b) Exercise Price. Subject to Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option, which shall be denominated in U.S. dollars, may be paid, to the extent permitted by applicable law, either by cash, check, bank draft or money order payable to the Company or, as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below:

(i) pursuant to a program developed under Regulation T as promulgated by the United States Federal Reserve Board or a successor regulation, or a similar rule in a foreign jurisdiction of domicile of a Participant, that, prior to or contemporaneously with the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the proceeds of sale of such stock;

(ii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock; provided, that, unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held during the period of time required to avoid a charge to earnings for financial accounting purposes or a violation of applicable law;

(iii) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Document.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Document evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR (with respect to which the Participant is exercising the SAR on such date), over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Document evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board determines. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration, and in no event may an Option or SAR be transferred to a third-party financial institution for value.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by U.S. Treasury Regulation 1.421-1(b)(2) or other applicable law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. Subject to Section 2(e), the total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The

Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. In addition, unless otherwise provided in a Participant’s applicable Award Document, or other agreement between the Participant and the Company, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, and the Company does not waive the potential violation of the policy or otherwise permit the sale, or allow the Participant to surrender shares of Common Stock to the Company in satisfaction of any exercise price and/or any withholding obligations under Section 8(g), then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Document. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Document, or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in this Plan or the applicable Award Document, or other agreement between the Participant and the Company, for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death, and (ii) the expiration of the term of such Option or SAR as set forth in the applicable Award Document. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Document or other individual written agreement between the Company or any Subsidiary and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service). If a Participant’s Continuous Service is suspended pending an investigation of the existence of Cause, all of the Participant’s rights under the Option or SAR will also be suspended during the investigation period.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least 6 months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control in which such Option or SAR is not assumed, continued, or substituted, or (iii) upon the non-exempt Employee’s retirement (as such term may be defined in the non-exempt Employee’s applicable Award Document, in another agreement between the non-exempt Employee and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than 6 months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt Employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt Employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from such employee’s regular rate of pay, the provisions of this paragraph will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Documents.

(m) No Repricing. Neither an Option nor SAR may be modified to reduce the exercise price thereof nor may (i) a new Option, SAR or other Award at a lower price be substituted or exchanged for a surrendered Option or SAR, (ii) any Option or SAR with an exercise price that exceeds the Fair Market Value of a share of Common Stock be exchanged for a new Option, SAR, cash or other consideration (other than in connection with a Change in Control), or (iii) any action be taken that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Common Stock is listed, if any (other than adjustments or substitutions in accordance with Section 9(a) relating to Capitalization Adjustments), unless such action is approved by the stockholders of the Company.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Award Documents need not be identical. Each Restricted Stock Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or a Subsidiary, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Document may be subject to forfeiture to the Company in accordance with a vesting schedule and subject to such conditions as may be determined by the Board (which may be based on the satisfaction of Performance Goals or other criteria).

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Document.

(iv) Transferability. Common Stock issued pursuant to an Award, and rights to acquire shares of Common Stock under the Restricted Stock Award Document, will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Document, as the Board determines in its sole discretion, so long as such Common Stock remains subject to the terms of the Restricted Stock Award Document.

(v) Dividends. Any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Document will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Documents may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Documents need not be identical. Each Restricted Stock Unit Award Document will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate (which may be based on the satisfaction of Performance Goals or other criteria).

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Document.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Document. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any dividend equivalents and/or additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Document to which they relate. For avoidance of doubt, no dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the underlying Award vests.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Document, or other agreement between the Participant and the Company, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

7. COVENANTS OF THE COMPANY.

(a) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act this Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(b) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to, and does not undertake to, provide tax advice or to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the latest date that all necessary corporate action has occurred and all material terms of the Award (including, in the case of stock options, the exercise price thereof) are fixed, unless otherwise determined by the Board, regardless of when the documentation evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Document as a result of a clerical error in the papering of the Award Document, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Document.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in this Plan, any Award Document or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or any other capacity or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the organizational documents of the Company or an Affiliate (including articles of incorporation and bylaws), and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Subsidiaries is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence), or the Participant’s role or primary responsibilities are changed to a level that, in the Board’s determination does not justify the Participant’s unvested Awards, and such reduction or change occurs after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds USD$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Withholding Obligations. Unless prohibited by the terms of an Award Document, the Company may, in its sole discretion, satisfy any national, state, local or other tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award (only up to the amount permitted that will not cause an adverse accounting consequence or cost); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant, including proceeds from the sale of shares of Common Stock issued pursuant to a Stock Award; or (v) by such other method as may be set forth in the Award Document.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto), or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code (to the extent applicable to a Participant). Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of this Plan and in accordance with applicable law.

(j) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Document, or other agreement between the Participant and the Company, this Plan and Award Documents will be interpreted to the greatest extent possible in a manner that makes this Plan and the Awards granted hereunder exempt from Section 409A of the Code, to the extent that Section 409A of the Code is applicable to an Award, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Document evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Document is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Document. Notwithstanding anything to the contrary in this Plan (and unless the Award Document specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code and the Participant is otherwise subject to Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(k) Clawback/Recovery. All Awards granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, including, without limitation, the Stem Inc. Clawback Policy. Further, if the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, then the Board may, in its sole discretion (considering any factors the Board deems appropriate, subject to the terms of the Company’s clawback policies, if applicable), require a Participant to disgorge or forfeit to the Company that portion of time- and/or performance-based Awards that were granted, earned or vested during the Company’s three completed fiscal years immediately preceding the date the Company is required to prepare the accounting restatement, that the Board determines was in excess of the amount that would have been granted, earned or vested during such period based on the restated results. In the case of time-based Awards, a recoupment may occur, in the Board’s sole discretion, if the Board concludes that the grant, earning and/or vesting of the Awards would not have been made, or would have been lower had they been based on the restated results, and it is possible to clearly compute the amount of such lesser award. The amount to be recouped shall be determined by the Board in its sole and absolute discretion, and the form of such recoupment may be made, in the Board’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both (provided that any recoupment required under the Company’s clawback policies shall serve as the minimum amount subject to recoupment). Any decision by the Board that no recoupment shall occur because of difficulties of computation or otherwise shall not be reviewable (subject to the terms of the Company’s clawback policies). In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Document as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy or other recoupment provisions will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Subsidiary.

(l) Exclusion of Certain Events. In determining the outcome of a performance goal or performance-based vesting award, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to this Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities or other property and value (including price per share of stock) subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Document, or other agreement between the Participant and the Company, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Subsidiary and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of this Plan, the Board will take one or more of the following actions with respect to each outstanding Award, contingent upon the closing or completion of the Change in Control:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration per share paid to the stockholders of the Company pursuant to the Change in Control);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such consideration (in cash, property, securities or a combination thereof), if any, as the Board, in its reasonable determination, may consider appropriate as an approximation of the value of the canceled Award, taking into account the value of the Common Stock subject to the canceled Award, the possibility that the Award might not otherwise vest in full, and such other factors as the Board deems relevant; and

(vi) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value in the Change in Control of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise; provided, that the Board may cancel and terminate without payment or consideration any Option or SAR with an exercise price equal to or in excess of the value of the shares of Common Stock subject to such Option or SAR determined as of immediately prior to the Change in Control.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award. Any Awards subject to performance-based vesting treatment shall be calculated or deemed earned or vested based on the terms in the individual award agreements or as otherwise determined by the Committee.

In the absence of any affirmative determination by the Board at the time of a Change in Control, each outstanding Award will be assumed or an equivalent Award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, in which case the vesting of such Award will accelerate in its entirety (along with, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board will determine (or, if the Board will not determine such a date, to the date that is 5 days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control, and with such exercise reversed if the Change in Control does not become effective.

(d) Acceleration of Awards upon a Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Document for such Award or as may be provided in any other written agreement between the Company or any Subsidiary and the Participant, but in the absence of such provision, no such acceleration will occur.

10. TERMINATION OR SUSPENSION OF THIS PLAN.

The Board or the Compensation Committee may suspend or terminate this Plan at any time. This Plan will terminate automatically on the tenth (10th) anniversary of the Effective Date; provided, however, that no Incentive Stock Option may be granted more than 10 years after the later of (i) the Adoption Date and (ii) the adoption by the Board of any amendment to this Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

11. EFFECTIVE DATE OF PLAN.

This Plan, as amended and restated, was approved by the Board on February 13, 2025, and will become effective on the Effective Date. No Award may be granted under this Plan, as amended and restated, prior to the Effective Date. This Plan, as amended and restated, shall continue in effect for a term of ten (10) years after the date on which the stockholders of the Company approve this Plan, unless sooner terminated by action of the Board or the Compensation Committee.

12. CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS.

As used in this Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means April 19, 2024, the date this Plan was originally adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award.

(d) “Award Document” means a written agreement between the Company and a Participant, or a written notice issued by the Company to a Participant, evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to this Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or any Subsidiary defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) Participant’s failure substantially to perform his or her duties and responsibilities to the Company or any Subsidiary or violation of a policy of the Company or any Subsidiary, including policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; (ii) Participant’s commission of, or plea of guilty or no contest to, any felony or act of fraud, embezzlement, dishonesty or any other act involving a breach of fiduciary duty with respect to the Company or any Subsidiary, or any other misconduct that has caused or is reasonably expected to result in injury to the Company or any Subsidiary; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or any Subsidiary; or (iv) Participant’s breach of any of his or her obligations under any written agreement or covenant with the Company or any Subsidiary, including, without limitation, a breach of any employment, consulting, confidentiality, non-competition, non-solicitation, non-disparagement or similar agreement. The determination as to whether a Participant is being terminated for Cause will be made in good faith by the Company and will be final and binding on the Participant. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

(h) “Change in Control,” unless otherwise defined in an award agreement, means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction that would not constitute a Change in Control under clause (ii) below. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing 50% or more of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) 50% or more of the combined outstanding voting power of the ultimate parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) during any period of 24 months, individuals who, at the beginning of such period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member subsequent to the Effective Date was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Subsidiary and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under U.S. Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Compensation Committee” means the Compensation Committee of the Board.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Stem, Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or a Subsidiary to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of a Subsidiary and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of this Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form Registration Statement on Form S-8 or a successor form under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or a Subsidiary, will not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or to a Director will not constitute an interruption of Continuous Service. If the Entity for which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as a Subsidiary. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Subsidiary, or their successors. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder). A leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the applicable Award Document, the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by applicable law.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the date this Plan is approved by the Company’s stockholders.

(s) “Employee” means any person providing services as an employee of the Company or a Subsidiary. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of this Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock as of any date of determination will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of this Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or a Subsidiary, does not receive compensation, either directly or indirectly, from the Company or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the

Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of this Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to this Plan.

(cc) “Option Agreement” means an Award Document evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of this Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Original Effective Date” means May 29, 2024.

(ff) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Performance Goals” means, for a Performance Period, the one or more performance goals established by the Board, the Committee, or an authorized Officer, as the case may be. The Board, the Committee, or an authorized Officer, as the case may be, retains the discretion to define the manner of calculating the performance criteria it selects to use in respect of the Performance Goals established for a Performance Period.

(ii) “Performance Period” means the period of time selected by the Board or the Committee over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board or the Committee.

(jj) “Plan” means this 2024 Equity Incentive Plan of Stem, Inc., as amended and restated from time to time.

(kk) “Prior Plans” mean the Stem, Inc. 2021 Equity Incentive Plan and the Stem, Inc. 2009 Equity Incentive Plan.

(ll) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(mm) “Restricted Stock Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Document will be subject to the terms and conditions of this Plan.

(nn) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(oo) “Restricted Stock Unit Award Document” means an Award Document evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Document will be subject to the terms and conditions of this Plan.

(pp) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(qq) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(rr) “Stock Appreciation Right Award Document” means an Award Document evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Award Document will be subject to the terms and conditions of this Plan.

(ss) “Stock Award” means any right to receive Common Stock granted under this Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, or a Stock Appreciation Right.

(tt) “Stock Award Document” means an Award Document evidencing the terms and conditions of a Stock Award grant. Each Stock Award Document will be subject to the terms and conditions of this Plan.

(uu) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(vv) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

APPENDIX B: CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF STEM, INC.

Stem, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The current name of the Corporation is Stem, Inc., and the Corporation was originally incorporated pursuant to the General Corporation Law on October 29, 2018 under the name Roaring Fork Acquisition Corp.

2. The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 28, 2021 (the “Certificate of Incorporation”).

3. The amendments to the Certificate of Incorporation set forth in this Certificate of Amendment were duly authorized and adopted in accordance with Section 242 of the General Corporation Law.

4. The amendments to the existing Certificate of Incorporation being effected hereby are to amend and restate in its entirety Section 4.1 of Article IV of the Certificate of Incorporation to read as follows:

“Section 4.1 Authorized Stock.(1)

(a) Authorized Stock.(2) The total number of shares that the Corporation shall have authority to issue is     shares, of which     shares shall be designated as common stock, par value $0.0001 per share (the “Common Stock”), and 1,000,000 shares shall be designated as preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(b) Reverse Stock Split. Effective as of 12:01 a.m. Eastern Time on     (the “Effective Time”), each     shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest and subject to withholding taxes, as applicable) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of Common Stock on the New York Stock Exchange on the first business day immediately preceding the Effective Time (as adjusted in good faith by the Corporation to account for the reverse stock split ratio). The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. Each certificate or book entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by such certificate or book entry position has been combined, subject to the elimination of fractional interests set forth above.”

5. This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 a.m. Eastern Time on   .

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Legal Officer and Secretary this     day of    .

By:
Saul Laureles
Chief Legal Officer & Secretary

B-1

(1)

These amendments implement Proposals 5 and 6 and reflect the combination of any whole number of shares of the Company’s common stock between and including 10 and 20 into one share of the Company’s common stock and, at certain Reverse Stock Split ratios, the reduction in the total number of authorized shares of the Company’s common stock (with respect to such Authorized Shares Reduction, see note 2 below). If only Proposal 5 is approved by stockholders and implemented by the Board, or if the Reverse Stock Split is implemented at a ratio of 10:1, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only the language reflected in Section 4.1(b) “Reverse Stock Split” at a ratio determined by the Board to be in the best interests of the Company and its stockholders.

(2)

Assuming Proposals 5 and 6 are both approved by the required stockholder vote and the Board elects to effect a Reverse Stock Split, at certain ratios, the number of authorized shares of the Company’s common stock would be reduced (thereby effecting a reduction in the Company’s total authorized capital stock).

B-2

BROADRIDGE CORPORATE SOLUTIONS C/O STEM, INC.P.O. BOX 1342BRENTWOOD, NY 11717SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting—Go to www.virtualshareholdermeeting.com/STEM2025You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE—1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 3, 2025. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V69029-P29911 KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYSTEM, INC.The Board of Directors recommends you vote FOR each of the director nominees and FOR Proposals 2 through 7:1. To elect the two Class I director nominees for terms expiring in 2028 Nominees:ForWithhold1a.Krishna Shivram !!1b.Laura D’Andrea Tyson !!ForAgainstAbstain2.To approve an amendment and restatement of the Stem, Inc. 2024 Equity Incentive Plan to increase the number of shares available for issuance by 7,500,000!!!shares. and to extend the plan term 3.To approve, on a non-binding. advisory basis, the compensation of our named executive officers.!!!4.To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. !!!5.To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a reverse stock split ratio ranging!!!from 10:1 to 20:1, inclusive.6.To approve an amendment to our Certificate of Incorporation to effect a reduction in the total number of authorized shares of our common stock (which!!!is conditioned on approval and implementation of Proposal 5).7.To approve an adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.!!!NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V69030-P29911 STEM, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2025 The stockholder(s) hereby appoint(s) Saul R. Laureles and Amy Lund, or either of them, as proxies and true and lawful attorneys in-fact of the undersigned, each with the power to act without the other and with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of Stem, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/STEM2025, at 9:00 a.m., Pacific Time on Wednesday, June 4, 2025 and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7. THE PROXIES WILL BE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY BE PROPERLY PRESENTED AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY NOMINEE NAMED ON THE REVERSE SIDE OF THIS CARD IS UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.